                                                                       EXHIBIT 2
                                                                       ---------

                              INVESTMENT AGREEMENT

                                     AMONG

                              SPRINT CORPORATION,

                                 FRANCE TELECOM

                                      AND

                              DEUTSCHE TELEKOM AG

                           DATED AS OF JULY 31, 1995

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
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 ARTICLE I DEFINITIONS.....................................................   5
 ARTICLE II PURCHASE AND SALE OF SHARES....................................  23
  Section  2.1.  First Closing............................................   23
  Section  2.2.  Additional Preference Stock Closing......................   26
  Section  2.3.  Supplemental Preference Stock Closing....................   28
  Section  2.4.  Deferred Common Stock Closing............................   28
  Section  2.5.  Purchases of Optional Shares.............................   29
  Section  2.6.  Antidilution.............................................   31
  Section  2.7.  Reduction of Purchased Shares............................   31
  Section  2.8.  Effect of Conversion.....................................   31
 ARTICLE III CONDITIONS TO THE FIRST CLOSING...............................  32
  Section  3.1.  Conditions to Each Party's Obligations...................   32
  Section  3.2.  Conditions to the Buyers' Obligations....................   33
  Section  3.3.  Conditions to the Company's Obligations..................   35
 ARTICLE IV CONDITIONS TO AN ADDITIONAL PREFERENCE STOCK CLOSING,
             SUPPLEMENTAL PREFERENCE STOCK CLOSING AND
             DEFERRED COMMON STOCK CLOSING.................................  35
  Section  4.1.  Condition to Each Party's Obligations....................   35
  Section  4.2.  Conditions to the Buyers' Obligations....................   36
  Section  4.3.  Conditions to the Company's Obligations..................   37
  Section  4.4.  Effect of Certain Breaches...............................   38
 ARTICLE V CONDITIONS TO THE OPTIONAL SHARES CLOSING.......................  38
  Section  5.1.  Condition to Each Party's Obligations....................   38
  Section  5.2.  Conditions to the Buyers' Obligations....................   38
  Section  5.3.  Conditions to the Company's Obligations..................   40
  Section  5.4.  Effect of Certain Breaches...............................   41
 ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................  41
  Section  6.1.  Organization, Qualification, Etc.........................   41
  Section  6.2.  Capital Stock and Other Matters..........................   41
  Section  6.3.  Validity of Shares.......................................   42
  Section  6.4.  Corporate Authority; No Violation........................   42
  Section  6.5.  Company Reports and Financial Statements.................   43
  Section  6.6.  Absence of Certain Changes or Events.....................   43
  Section  6.7.  Investigations; Litigation...............................   43
  Section  6.8.  Proxy Statement; Other Information.......................   44
  Section  6.9.  Certain Tax Matters......................................   44
  Section  6.10. Amendments of the Rights Agreement.......................   44
  Section  6.11. Other Registration Rights................................   44
  Section  6.12. Takeover Statutes........................................   44
  Section  6.13. Vote Required; Board Recommendation......................   45
  Section  6.14. Long Distance Business...................................   45
 ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE BUYERS..................  45
  Section  7.1.  Representations and Warranties of FT.....................   45
  Section  7.2.  Representations and Warranties of DT.....................   47

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
 ARTICLE VIII COVENANTS OF THE COMPANY....................................  48
  Section  8.1.  Conduct of Business by the Company......................   48
  Section  8.2.  Access and Information..................................   49
  Section  8.3.  No Solicitation, Etc....................................   49
  Section  8.4.  Stockholders Approval...................................   50
  Section  8.5.  Proxy Statement Filings.................................   50
  Section  8.6.  Use of Proceeds.........................................   50
  Section  8.7.  Advice of Changes.......................................   50
  Section  8.8.  No Action Relating to Takeover Statutes; Applicability
                  of Future Statutes and Regulations.....................   51
  Section  8.9.  Spin-offs...............................................   51
  Section  8.10. Conduct of Business of Cellular.........................   51
 ARTICLE IX OTHER AGREEMENTS..............................................  52
  Section  9.1.  Information for Inclusion in the Proxy Statement........   52
  Section  9.2.  Further Assurances......................................   53
  Section  9.3.  Public Announcements....................................   53
  Section  9.4.  Notification............................................   54
  Section  9.5.  Brokers or Finders......................................   54
  Section  9.6.  Notice of Proposals Regarding Acquisition Transactions..   54
  Section  9.7.  Execution of Standstill Agreement.......................   55
  Section  9.8.  Confidentiality Agreements..............................   55
  Section  9.9.  Actions by FT and DT in Connection with the Cellular
                  Spin-off...............................................   55
  Section  9.10. Adjustment Certificates.................................   55
 ARTICLE X TERM AND TERMINATION...........................................  55
  Section 10.1.  Termination.............................................   55
  Section 10.2.  Reimbursement of Expenses...............................   57
 ARTICLE XI MISCELLANEOUS.................................................  57
  Section 11.1.  Survival of Representations and Warranties..............   57
  Section 11.2.  Assignment..............................................   58
  Section 11.3.  Entire Agreement........................................   58
  Section 11.4.  Expenses................................................   59
  Section 11.5.  Waiver, Amendment, Etc..................................   59
  Section 11.6.  Binding Agreement; No Third Party Beneficiaries.........   59
  Section 11.7.  Notices.................................................   59
  Section 11.8.  GOVERNING LAW; DISPUTE RESOLUTION;
                  EQUITABLE RELIEF.......................................   60
  Section 11.9.  Severability............................................   61
  Section 11.10. Translation.............................................   61
  Section 11.11. Table of Contents; Headings; Counterparts...............   62
  Section 11.12. Waiver of Immunity......................................   62
  Section 11.13. Continuing Director Approval............................   62
  Section 11.14. Currency................................................   62

 EXHIBIT A--Form of Qualified Subsidiary Standstill Agreement

 EXHIBIT B--Form of Registration Rights Agreement

 EXHIBIT C--Form of Standstill Agreement

 EXHIBIT D--Form of Stockholders' Agreement

EXHIBIT E--Form of Strategic Investor Standstill Agreement

EXHIBIT F--Matters to be addressed by Company Counsel Opinions (First Closing)

EXHIBIT G--Matters to be addressed by FT Counsel Opinions (First Closing)

EXHIBIT H--Matters to be addressed by DT Counsel Opinions (First Closing)

EXHIBIT I--Matters to be addressed by Company General Counsel Opinion (Article IV Closing)

EXHIBIT J--Matters to be addressed by Company General Counsel Opinion (Optional
 Shares Closing)

EXHIBIT K--Form of Assumption Agreement

SCHEDULE A--Associate Positions of FT

SCHEDULE B--Associate Positions of DT

SCHEDULE C--Permitted Cellular Actions

                              INVESTMENT AGREEMENT

  Investment Agreement, dated as of July 31, 1995 (the "Agreement"), among Sprint Corporation, a corporation organized under the laws of Kansas (the "Company"); France Telecom, an exploitant public formed under the laws of France ("FT"); and Deutsche Telekom AG, an Aktiengesellschaft formed under the laws of Germany ("DT").

                                    RECITALS

  Whereas, the Company, Sprint Global Venture, Inc., a wholly-owned subsidiary of the Company ("Sprint Sub"), FT and DT have agreed to form a joint venture (the "Joint Venture") to provide telecommunications services as provided in the Joint Venture Agreement, dated as of June 22, 1995, among FT, DT, the Company and Sprint Sub (the "Joint Venture Agreement") and to pursue various telecommunications opportunities around the world as further provided therein; and

  Whereas, FT and DT (each a "Buyer") desire to purchase certain shares of capital stock from the Company and the Company desires to sell such shares to FT and DT, all in accordance with the terms and conditions hereof.

  Now, Therefore, in consideration of the mutual covenants and obligations set forth herein, each of FT, DT and the Company (each a "Party") agrees as follows:

                                   ARTICLE I

                                  DEFINITIONS

  The following capitalized terms used in this Agreement shall have the following meanings:

  "Acquiring Person Statement" has the meaning set forth in Section 6.8(a) hereof.

  "Acquisition" means the acquisition by Cellular of assets (which may include the acquisition of the common equity interests in a Person) that constitute a business that, prior to such acquisition, has been operated as a company or a division or has otherwise been operated as a separate business.

  "Acquisition Proposal" has the meaning specified in Section 8.3(a) hereof.

  "Additional Preference Stock Closing" has the meaning specified in Section 2.2(b) hereof.

  "Additional Preference Stock Closing Date" has the meaning set forth in
Section 2.2(b) hereof.

  "Additional Preference Stock Closing Notice" has the meaning set forth in
Section 2.2(c) hereof.

  "Adjusted Cellular Price" means the Average Cellular Price multiplied by the Capitalization Ratio.

  "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person, provided that (a) no JV Entity shall be deemed an Affiliate of any Party unless (i) FT, DT and Atlas own a majority of the Voting Power of such JV Entity and the Company does not have the Tie-Breaking Vote (as defined in Section 18.1 of the Joint Venture Agreement), or (ii) FT, DT or Atlas has the Tie-Breaking Vote; (b) FT, DT and the Company shall not be deemed Affiliates of each other; (c) Atlas shall be deemed an Affiliate of FT and DT; and (d) the term "Affiliate" shall not include any Governmental Authority of France or Germany or any other Person Controlled, directly or indirectly, by any such Governmental Authority, except in each case for FT, DT, Atlas and any other Person directly, or indirectly through one or more intermediaries, Controlled by FT, DT or Atlas.

  "Amendment" means a Certificate of Amendment to the Articles, satisfactory in form and substance to each Party.

  "Applicable Law" means all applicable provisions of all (a) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances or codes of any Governmental Authority, and (b) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Authority.

  "Articles" means the Articles of Incorporation of the Company, as amended or supplemented from time to time.

  "Article IV Closing" has the meaning specified in Section 4.1 hereof.

  "Associate" has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act, provided that when used to indicate a relationship with FT or DT or their respective Subsidiaries or Affiliates, the term "Associate" shall mean
(a) in the case of FT, any Person occupying any of the positions listed on Schedule A hereto, and (b) in the case of DT, any Person occupying any of the positions listed on Schedule B hereto, provided, further, that, in each case, no Person occupying any such position described in clause (a) or (b) hereof shall be deemed an "Associate" of FT or DT, as the case may be, unless the Persons occupying all such positions described in clauses (a) and (b) hereof Beneficially Own, in the aggregate, more than 0.2% of the Voting Power of the Company.

  "Atlas" means the company to be formed as a societe anonyme under the laws of Belgium pursuant to the Joint Venture Agreement, dated as of December 15, 1994, between FT and DT, as amended.

  "Average Cellular Price" means, subject to adjustment as provided in the Class A Provisions, the average of the Closing Prices of a share of Cellular Common Stock for the 20 consecutive Trading Days on which such shares are traded "regular way" starting on the first such Trading Day after the Cellular Spin-off Date.

  "Average Price" means, as to a security, the average of the Closing Prices of a security for the 20 consecutive Trading Days ending on the fifteenth Trading Day prior to the date of determination or ending on such other date specified herein.

  "Average Sprint Price" means, subject to adjustment as provided in the Class A Provisions, the Average Price of a share of Common Stock at the date of determination specified herein. For purposes of this definition, if any portion of the relevant determination period occurs prior to the Cellular Spin-off and the Closing Price of Common Stock on any Trading Day during the determination period is quoted "ex" the distribution of Cellular Common Stock, the Closing Price of the Common Stock for such Trading Day will be adjusted by adding the product of the Closing Price of the Cellular Common Stock for such Trading Day multiplied by the Capitalization Ratio.

  "Beneficial Owner" (including, with its correlative meanings, "Beneficially Own" and "Beneficial Ownership"), with respect to any securities, means any Person which:

    (a) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or only after the passage of time) such securities pursuant to any agreement, arrangement or understanding (whether or not in writing), including, without limitation, pursuant to this Agreement and the Stockholders' Agreement, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

    (b) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to vote or dispose of (whether such right is exercisable immediately or only after the passage of time) or "beneficial ownership" of (as determined pursuant to Rule 13d-3 under the Exchange Act but including all such securities which a Person has the right to acquire beneficial ownership of whether or not such right is exercisable within the 60-day period specified therein) such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

    (c) has, or any of whose Affiliates or Associates has, any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate thereof), provided that Class A Stock and Common Stock held by one of FT or DT or its Affiliates or Associates shall not also be deemed to be Beneficially Owned by the other of FT or DT or its Affiliates or Associates.

  "Board of Directors" means the board of directors of the Company.

  "Burdensome Condition" means any requirement or condition that: (a) imposes any material limitation on the ability or right of any Party or any of their respective Subsidiaries to hold, or requires any Party or any of their respective Subsidiaries to dispose of, any material interest in any material portion of the assets of such Party, as the case may be, and its respective Subsidiaries taken as a whole; (b) imposes any material limitation on the ability or right of any Party or any of their respective Subsidiaries to conduct any business (other than the investment contemplated by this Agreement, the Transactions or the Atlas Transactions (each as defined in the Joint Venture Agreement)) which such Party or any of their respective Subsidiaries has publicly announced as of the date hereof an intention to conduct and which business is material in relation to such Party, as the case may be, and its respective Subsidiaries, taken as a whole; (c) materially limits the ability or right of any Party, Sprint Sub or Atlas to acquire or hold, or requires any Party, Sprint Sub or Atlas to dispose of, any material interest in the GBN Group or a Regional Operating Group (each as defined in the Joint Venture Agreement); (d) materially limits the ability or right of any Party, Sprint Sub or Atlas to exercise its governance rights with respect to the Joint Venture or any of the JV Entities; (e) otherwise would have a Material Adverse Effect on the Joint Venture or would be materially adverse to the ability of any Party, Sprint Sub or Atlas to receive the economic benefits of the Joint Venture; (f) materially limits the ability or right of either FT or DT to acquire or hold or dispose of any shares of Class A Stock; (g) materially limits the ability or right of FT or DT to exercise its rights relating to, or receive the economic benefits of, the investment pursuant to this Agreement, the Other Agreements, the Bylaws as amended by the Bylaws Amendment or the Articles as amended by the Amendment; (h) materially and adversely affects the ability of any Party to perform its obligations under, or puts in doubt in any material respect the validity of, this Agreement, the Other Agreements, the Bylaws as amended by the Bylaws Amendment or the Articles as amended by the Amendment; (i) otherwise would have a Material Adverse Effect on such Party and its Subsidiaries taken as a whole; or (j) in the case of a Buyer, would affect materially and adversely the intrinsic value of an investment in the Company's equity securities (provided that a change in the Market Price of the Company's equity securities arising from any such requirement or condition shall not, in and of itself, be deemed to affect materially and adversely the intrinsic value of an investment in the Company's equity securities) (any of the foregoing, a "Burdensome Condition"), provided that if each Party affected, directly or indirectly, by any condition or requirement (or, in the case of a Subsidiary so affected, the Parent or Parents thereof that are a Party or Parties) provides a notice to each other Party stating that such condition or requirement shall no longer be deemed a Burdensome Condition, such condition or requirement shall no longer be deemed a Burdensome Condition for any purpose under this Agreement and provided, further, that no Party may declare a Burdensome Condition under clause (b) if such material limitation is imposed pursuant to Section 310(b) of the Communications Act due to the investment contemplated by this Agreement and such material limitation would not be imposed but for the investment contemplated by this Agreement. For purposes of this definition, no Qualified Subsidiary or Qualified Stock Purchaser shall be deemed to be a "Party."

  "Business Combination Statute" shall have the meaning set forth in Section 3.2(e) hereof.

  "Business Day" means any day other than a day on which commercial banks in The City of New York, Paris, France, or Frankfurt am Main, Germany, are required or authorized by law to be closed.

  "Buyer" has the meaning set forth in the second WHEREAS clause.

  "Bylaws" means the Bylaws of the Company, as amended or supplemented from time to time.

  "Bylaws Amendment" means an amendment to the Bylaws, satisfactory in form and substance to each Party.

  "Capitalization Ratio" means the quotient of the number of shares of Cellular Common Stock outstanding immediately following the Cellular Spin-off, divided by the number of shares of Common Stock outstanding immediately following the Cellular Spin-off.

  "Cellular" means (a) until immediately prior to the Cellular Spin-off Date, the Cellular and Wireless Division, (b) immediately prior to the Cellular Spin-off Date, the direct or indirect wholly owned subsidiary of the Company owning the assets of the Cellular and Wireless Division, the shares of which subsidiary are to be distributed to the Company's stockholders in connection with the Cellular Spin-off, and (c) on and after the Cellular Spin-off Date, such company, provided that the term "Cellular" shall not include any assets retained by the Company after the Cellular Spin-off Date.

  "Cellular and Wireless Division" means the Cellular and Wireless Communications Services Division of the Company.

  "Cellular Common Stock" means the shares of common stock of Cellular.

  "Cellular Guarantee" means any liability, contingent or otherwise, of the Company or any of its Affiliates (other than Cellular, the Subsidiaries of Cellular and any Affiliates Controlled by Cellular) to make any payment with respect to, or cause performance of, any indebtedness or lease, purchase or other obligation of Cellular that is to be paid, discharged or otherwise performed after the Cellular Spin-off Date, including without limitation, liabilities and obligations such as keepwell agreements and arrangements to make payments for services irrespective of the non-delivery of such services.

  "Cellular Liabilities" means all liabilities and obligations of any nature of Cellular and, as to periods when Cellular is operated as a division of the Company, all liabilities and obligations of the Company whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due, arising out of or directly relating to the operation of Cellular's business.

  "Cellular Spin-off" means the distribution by the Company on a pro rata basis to the holders of the Common Stock of shares of Cellular Common Stock representing all of the common equity of Cellular.

  "Cellular Spin-off Date" means the date on which shares of Cellular Common Stock are distributed to the holders of Common Stock.

  "Cellular Spin-off Reduction Factor" means, subject to adjustment as provided in the Class A Provisions, (a) $5.25, if the Adjusted Cellular Price is not less than $3.25 or more than $7.25, or (b) if the Adjusted Cellular Price is more than $7.25 but not more than $8.25, $5.25 plus 50% of the difference between the Adjusted Cellular Price and $7.25, or (c) if the Adjusted Cellular Price is more than $8.25, $5.75 plus the difference between the Adjusted Cellular Price and $8.25, or (d) if the Adjusted Cellular Price is less than $3.25 but not less than $2.25, $5.25 minus 50% of the difference between $3.25 and the Adjusted Cellular Price or (e) if the Adjusted Cellular Price is below $2.25, $4.75 minus the difference between $2.25 and the Adjusted Cellular Price. Notwithstanding the foregoing, (i) if the Net Cellular Indebtedness immediately after the Cellular Spin-off exceeds $2.955, each dollar amount set forth in the first sentence of this definition (other than the Adjusted Cellular Price) shall be reduced dollar-for-dollar by such excess; (ii) if $2.955 exceeds the Net Cellular Indebtedness, each such dollar amount shall be increased dollar-for-dollar by such excess; and (iii) if Cellular has effected any Acquisition and/or Disposition after June 22, 1995 and prior to the Cellular Spin-off Date, such dollar amounts shall be increased by the Net Cellular Acquisition Amount, if positive, and decreased by the absolute value of the Net Cellular Acquisition Amount, if negative.

  "Cellular System" means a domestic public cellular radio telecommunications service system licensed under Part 22 of the rules of the FCC, as amended from time to time.

  "Change of Control" means a:

    (a) decision by the Board of Directors to sell Control of the Company or not to oppose a third party tender offer for Voting Securities of the Company representing more than 35% of the Voting Power of the Company; or

    (b) change in the identity of a majority of the Directors due to (i) a proxy contest (or the threat to engage in a proxy contest) or the election of Directors by the holders of Preferred Stock; or (ii) any unsolicited tender, exchange or other purchase offer which has not been approved by a majority of the Independent Directors, provided that a Strategic Merger shall not be deemed to be a Change of Control and, provided, further, that any transaction between the Company and FT and DT or otherwise involving FT and DT and any of their direct or indirect Subsidiaries which are party to a Contract therefor shall not be deemed to be a Change of Control.

  "Class A Common Issuance Date" means the date the Company first issues shares of Class A Common Stock.

  "Class A Common Stock" means the Class A Common Stock of the Company.

  "Class A Conversion Shares" means the shares of Class A Common Stock or Common Stock into which the then outstanding shares of Class A Preference Stock (or, as the case may be, a specified number of shares of Class A Preference Stock) would, at the time of determination, be convertible at the then applicable Conversion Price if the conditions to establishment of the Conversion Date had been met.

  "Class A Holders" means the holders of the Class A Stock.

  "Class A Preference Stock" means the Class A Preference Stock of the Company.

  "Class A Provisions" means that portion of Paragraph 7 of the Amendment entitled "GENERAL PROVISIONS RELATING TO CLASS A STOCK."

  "Class A Stock" means the Class A Common Stock or, if shares of the Class A Preference Stock are outstanding, the Class A Preference Stock.

  "Closing Price" means, with respect to a security on any day, the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such security is not listed or admitted to trading on such exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected in good faith by the Board of Directors. If the security is not publicly held or so listed or publicly traded, "Closing Price" means the Fair Market Value of such security.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Common Stock" means the Common Stock of the Company.

  "Communications Act" means the Communications Act of 1934, as amended, and the rules and regulations from time to time promulgated thereunder. Any reference to a particular section of the Communications Act shall refer to such section as the same may be hereafter renumbered or otherwise amended.

  "Company" has the meaning set forth in the preamble.

  "Company Disclosure Schedule" means the disclosure schedule of the Company delivered to FT and DT on the date hereof.

  "Continuing Director" means any Director who is unaffiliated with the Buyers and their "affiliates" and "associates" (as each such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on October 1,
1982) and was a Director prior to the time that any Buyer or any such affiliate or associate became an Interested Stockholder (as such term is defined in the Fair Price Provisions) and any successor of a Continuing Director if such successor is not affiliated with any such Interested Stockholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors, provided that such recommendation or election shall only be effective if made at a meeting of Directors at which at least seven Continuing Directors are present.

  "Contract" means any loan or credit agreement, note, bond, indenture, mortgage, deed of trust, lease, franchise, contract, or other agreement, obligation, instrument or binding commitment of any nature.

  "Control" means, with respect to a Person or Group, any of the following:

    (a) ownership by such Person or Group of Votes entitling it to exercise in the aggregate more than 35 percent of the Voting Power of the entity in question; or

    (b) possession by such Person or Group of the power, directly or indirectly, (i) to elect a majority of the board of directors (or equivalent governing body) of the entity in question; or (ii) to direct or cause the direction of the management and policies of or with respect to the entity in question, whether through ownership of securities, by contract or otherwise.

  "Control Share Acquisitions Plan" means the plan of FT and DT and, if applicable, certain of their Qualified Subsidiaries identified and described in the Acquiring Person Statement to make a control share acquisition, within the meaning of the Kansas Control Share Acquisitions Statute, for one-fifth or more, but less than one-third, of all the voting power of the Company, evidenced by this Agreement and the Stockholders' Agreement.

  "Conversion Date" has the meaning specified in Section 3(a)(i) of the Class A Provisions.

  "Conversion Price" means the applicable conversion price for shares of Class A Preference Stock provided for in Section 3(b) of the Class A Provisions.

  "Core Business" means all businesses in the fields of telecommunications and information technology and applications, and equipment, software applications and consumer and business services related thereto or making use of the technology thereof, including value-added consumer and business services generated through or as a result of underlying telecommunications services using all technology (voice, data and image) and physical transport, network intelligence, and software applications, and cable television (but not including any programming or content-related activities with respect thereto).

  "Damages" has the meaning specified in Section 11.1 hereof.

  "Deferred Common Stock Closing" has the meaning specified in Section 2.4(b) hereof.

  "Deferred Common Stock Closing Date" has the meaning specified in Section 2.4(b) hereof.

  "Director" means a member of the Board of Directors.

  "Disclosure Schedules" means the Company Disclosure Schedule, the FT Disclosure Schedule and the DT Disclosure Schedule.

  "Disposition" means the disposition by Cellular of assets (which may include the disposition of the common equity interests in a Person) that constitute a business that, prior to such disposition, has been operated as a company or a division or has otherwise been operated as a separate business.

  "DT" has the meaning set forth in the preamble.

  "DT Disclosure Schedule" means the disclosure schedule of DT delivered to the Company on the date hereof.

  "DT Investor Confidentiality Agreement" means the confidentiality agreement between the Company and DT, reasonably satisfactory in form and substance to each Party.

  "ESMR" means any commercial mobile radio service and the resale of such service, of the type authorized under the rules for Specialized Mobile Radio Services designated under Subpart S of Part 90 of the FCC's rules or similar Applicable Laws of any other country in effect on the date hereof, including the networking, marketing, distribution, sales, customer interface and operations functions relating thereto.

  "Europe" means the current geographic area covered by the following countries and territories located on the European continent, plus, in the case of France, its territories and possessions located outside the European continent:
Albania, Andorra, Austria, Belgium, Bosnia-Hercegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Gibraltar, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Macedonia, Malta, Monaco, Montenegro, Netherlands, Norway, Poland, Portugal, Romania, San Marino, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, Ukraine, United Kingdom, and Vatican City.

  "Excess Shares" has the meaning set forth in Section 2.5(a)(i) hereof.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated from time to time thereunder.

  "Exempt Asset Divestitures" mean, with respect to the Company and its
Subsidiaries:

    (a) Transfers of assets, shares or other equity interests (other than Long Distance Assets) to joint ventures approved by FT and DT prior to the Initial Issuance Date;

    (b) Transfers of assets, shares or other equity interests (other than Long Distance Assets) to (i) any entity in exchange for equity interests in such entity if, after such transaction, the Company owns at least 51 percent of both the Voting Power and equity interests in such entity or
  (ii) any joint venture that is an operating joint venture not controlled by any of its principals and in which (x) the Company has the right, acting alone, to disapprove (and thereby prohibit) decisions relating to acquisitions and divestitures involving more than 20 percent of the Fair Market Value of such entity's assets, mergers, consolidations and dissolution or liquidation of such entity and the adoption of such entity's business plan and (y) Major Competitors of the Joint Venture do not in the aggregate own more than 20% of the equity interests or Voting Power;

    (c) transactions in which the Company exchanges one or more (i) local exchange telephone businesses for one or more such businesses or (ii) public cellular or wireless radio telecommunications service systems for one or more such systems, provided that the Company shall not, directly or indirectly, receive cash in any such transaction in an amount greater than 20 percent of the Fair Market Value of the property or properties Transferred by it;

    (d) Transfers of assets, shares or other equity interests (other than Long Distance Assets) by the Company to any of its Subsidiaries, or by any of its Subsidiaries to the Company or any other Subsidiary of the Company;

    (e) (i) any Spin-off of equity interests of a wholly-owned Subsidiary that is not a Subsidiary which, directly or indirectly, owns Long Distance Assets (for purposes of this definition, the "Spun-off Entity"), provided that, in the case of a Spin-off that is consummated following the Initial Issuance Date, the Class A Holders receive securities in the Spun-off Entity of a separate class with rights no less favorable to the Class A Holders than those applicable to the Class A Stock set forth in the Articles and the Bylaws, or (ii) the Cellular Spin-off, unless a Notice of Abandonment has been delivered;

    (f) Transfers of assets (other than Long Distance Assets) of the Company or any of its Subsidiaries that are primarily or exclusively used in connection with providing information technology or data processing functions or services (collectively, for purposes of this definition, the "IT Assets"), to any Person that regularly provides information technology or data processing functions or services on a commercial basis, in connection with a contractual arrangement (for purposes of this definition, an "IT Service Contract") pursuant to which such Person undertakes to provide information technology or data processing functions or services to the Company or any of its Subsidiaries of substantially the same nature as the services associated with the use of such assets prior to such Transfer and upon commercially reasonable terms to the Company as determined in good faith by the Company, provided that (i) the term of such IT Service Contract shall be for a period at least as long as the weighted average useful life of such assets, or the Company or such Subsidiary shall have the right to cause such IT Service Contract to be renewed or extended for a period at least as long as such weighted average useful life upon commercially reasonable terms to the Company as determined in good faith by the Company, and (ii) the Transfer of such assets will not materially and adversely affect the operation of the Company; or

    (g) Transfers of assets (other than Long Distance Assets or IT Assets) of the Company or any of its Subsidiaries to any Person in connection with any contractual arrangement (for purposes of this definition, a "Non-IT Service Contract") pursuant to which such Person undertakes to provide services to the Company or any of its Subsidiaries of substantially the same nature as the services associated with the use of such assets prior to such Transfer and upon commercially reasonable terms to the Company as determined in good faith by the Company, provided, that (i) the Fair Market Value of such assets, together with the Fair Market Value of assets of the Company Transferred to such Person or other Persons in related transactions, do not represent more than five percent of the Fair Market Value of the assets of the Company, (ii) the Transfer of such assets will not materially and adversely affect the operation of the Company, and (iii) the term of such Non-IT Service Contract shall be for a period at least as long as the weighted average useful life of the assets so Transferred or the Company or such Subsidiary has the right to cause such Non-IT Service Contract to be renewed or extended for a period at least as long as such weighted average useful life upon commercially reasonable terms to the Company as determined in good faith by the Company.

  "Exempt Long Distance Asset Divestitures" mean, with respect to the Company and its Subsidiaries:

    (a) Transfers of Long Distance Assets to a Qualified Joint Venture;

    (b) Transfers of Long Distance Assets to any entity if the Company and its Subsidiaries after such transaction own at least 70 percent of both the Voting Power and equity interests of such entity, provided that if a Major Competitor of FT or DT or of the Joint Venture holds equity interests in such entity, such Major Competitor's equity interest and Votes in such entity as a percentage of the Voting Power of such entity shall not, directly or indirectly, exceed 20 percent;

    (c) Transfers of Long Distance Assets pursuant to an underwritten, widely-distributed public offering at the conclusion of which the Company and its Subsidiaries shall own at least 51 percent of both the Voting Power and equity interests in the entity that owns such Long Distance Assets;

    (d) Transfers in the ordinary course of business of Long Distance Assets determined by the Company to be unnecessary for the orderly operation of the Company's business, and sale-leasebacks of Long Distance Assets and similar financing transactions after which the Company and its Subsidiaries continue in possession and control of the Long Distance Assets involved in such transaction;

    (e) Transfers of Long Distance Assets by the Company to any of its Subsidiaries, or by any of its Subsidiaries to the Company or any other Subsidiary of the Company;

    (f) Transfers of Long Distance Assets to FT or DT or any assignee thereof pursuant to the Stockholders' Agreement;

    (g) any Spin-off of equity interests of a wholly-owned Subsidiary which, directly or indirectly, owns Long Distance Assets (for purposes of this definition, the "Spun-off Entity"), provided that the Class A Holders receive securities in the Spun-off Entity of a separate class with rights no less favorable to the Class A Holders than those applicable to the Class A Stock set forth in the Articles and the Bylaws;

    (h) Transfers of Long Distance Assets of the Company or any of its Subsidiaries that are primarily or exclusively used in connection with providing information technology or data processing functions or services (collectively, for purposes of this definition the "IT Assets"), to any Person that regularly provides information technology or data processing functions or services on a commercial basis, in connection with a contractual arrangement (for purposes of this definition, an "IT Service Contract") pursuant to which such Person undertakes to provide information technology or data processing functions or services to the Company or any of its Subsidiaries of substantially the same nature as the services associated with the use of such Long Distance Assets prior to such Transfer and upon commercially reasonable terms to the Company as determined in good faith by the Company, provided that (i) the term of such IT Service Contract shall be for a period at least as long as the weighted average useful life of such Long Distance Assets, or the Company or such Subsidiary shall have the right to cause such IT Service Contract to be renewed or extended for a period at least as long as such weighted average useful life upon commercially reasonable terms to the Company as determined in good faith by the Company, and (ii) the Transfer of such Long Distance Assets will not materially and adversely affect the operation of the Long Distance Business. Any such IT Service Contract involving Transfers of Long Distance Assets, including any renewal or extension thereof, shall be deemed to be a Long Distance Asset; or

    (i) Transfers of Long Distance Assets (other than IT Assets) of the Company or any of its Subsidiaries to any Person in connection with any contractual arrangement (for purposes of this definition, a "Non-IT Service Contract") pursuant to which such Person undertakes to provide services to the Company or any of its Subsidiaries of substantially the same nature as the services associated with the use of such Long Distance Assets prior to such Transfer and upon commercially reasonable terms to the Company as determined in good faith by the Company, provided that (i) the Fair Market Value of such Long Distance Assets, together with the Fair Market Value of Long Distance Assets Transferred to such Person or other Persons in related transactions, do not represent more than three percent of the Fair Market Value of the Long Distance Assets of the Company, (ii) the Transfer of such Long Distance Assets will not materially and adversely affect the operation of the Long Distance Business, and (iii) the term of such Non-IT Service Contract shall be for a period at least as long as the weighted average useful life of the Long Distance Assets so Transferred or the Company or such Subsidiary has the right to cause such Service Contract to be renewed or extended for a period at least as long as such weighted average useful life upon commercially reasonable terms to the Company as determined in good faith by the Company. Any such Non-IT Service Contract involving Transfers of Long Distance Assets, including any renewal or extension thereof, shall be deemed to be a Long Distance Asset.

  "Existing Confidentiality Agreement" means the Confidentiality Agreement, among the Company, FT and DT, dated as of February 2, 1994.

  "Exon-Florio" means Section 721 of the Defense Production Act of 1950, as amended, and the rules promulgated thereunder.

  "Extraordinary Dividend" means, with respect to capital stock of the Company, a cash dividend or other cash distribution thereon, other than (a) a regular periodic dividend payable in cash; or (b) a dividend payable in accordance with the terms of the Preferred Stock or the Class A Preference Stock.

  "Fair Market Value" means, with respect to any asset, shares or other property, the cash price at which a willing seller would sell and a willing buyer would buy such asset, shares or other property in an arm's-length negotiated transaction without undue time restraints, as determined in good faith by a majority of the Independent Directors as certified in a resolution delivered to all of the Class A Holders.

  "Fair Price Provisions" means ARTICLE SEVENTH of the Articles, and any successor provision thereto.

  "FCC" means the Federal Communications Commission.

  "First Closing" has the meaning specified in Section 2.1(a) hereof.

  "First Closing Company Notice" has the meaning specified in Section 2.1(a) hereof.

  "First Closing FT/DT Notice" has the meaning specified in Section 2.1(a) hereof.

  "First Closing Notice" means either a First Closing Company Notice or a First Closing FT/DT Notice.

  "Fix" or "Fixed" means in relation to the Conversion Price, the initial establishment of the Conversion Price in accordance with Section 3(b) of the Class A Provisions.

  "Fixed Closing Date" means the date of the first closing to occur hereunder after the date on which the Conversion Price is Fixed.

  "France" means the Republic of France, including French Guiana, Guadeloupe, Martinique and Reunion, and its territories and possessions.

  "French Translation Law" means the loi n(degrees) 94-665 du 4 aout 1994 relative a l'emploi de la langue francaise.

  "FT" has the meaning set forth in the preamble.

  "FT Disclosure Schedule" means the disclosure schedule of FT delivered to the Company on the date hereof.

  "FT Investor Confidentiality Agreement" means the confidentiality agreement between the Company and FT, reasonably satisfactory in form and substance to each party.

  "FT Law and Decrees" means (a) Loi n(degrees) 90-568 du 2 juillet 1990 relative a l'organisation du service public de la poste et des telecommunications (as amended by Loi n(degrees) 91-1406 du 31 decembre 1991 portant diverses dispositions d'ordre social), (b) Decret n(degrees) 90-1112 du 12 decembre 1990 portant statut de France Telecom (as amended by Decret n(degrees) 95-460 du 25 avril 1995 modifiant le decret n(degrees) 90-1112 du 12 decembre 1990 portant statut de France Telecom), (c) Decret n(degrees) 90-1213 du 29 decembre 1990 relatif au cahier des charges de France Telecom et au code des postes et telecommunications, and (d) Decret n(degrees) 94-185 du 24 fevrier 1994 approuvant une modification du cahier des charges de France Telecom.

  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

  "Germany" means the Federal Republic of Germany.

  "German Fee Regulations" has the meaning specified in Section 10.2 hereof.

  "Governmental Approval" means any consent, waiver, grant, concession or License of, registration or filing with, or declaration, report or notice to, any Governmental Authority.

  "Governmental Authority" means any federation, nation, state, sovereign, or government, any federal, supranational, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government, provided that the term "Governmental Authority" shall not include FT, DT, Atlas or any of their respective Subsidiaries.

  "Group" means any group within the meaning of Section 13(d)(3) of the Exchange Act.

  "HSR Act" has the meaning specified in Section 3.1(a) hereof.

  "Independent Director" means any member of the Board of Directors who (a) is not an officer or employee of the Company, or any Class A Holder, or any of their respective Subsidiaries, (b) is not a former officer of the Company, or any Class A Holder, or any of their respective Subsidiaries, (c) does not, in addition to such person's role as a Director, act on a regular basis, either individually or as a member or representative of an organization, serving as a professional adviser, legal counsel or consultant to the Company, or any Class A Holder, or their respective Subsidiaries, if, in the opinion of the Nominating Committee of the Board of Directors of the Company (the "Nominating Committee") or the Board of Directors if a Nominating Committee is not in existence, such relationship is material to the Company, any Class A Holder, or the organization so represented or such person, and (d) does not represent, and is not a member of the immediate family of, a person who would not satisfy the requirements of the preceding clauses (a), (b) and (c) of this sentence. A person who has been or is a partner, officer or director of an organization that has customary commercial, industrial, banking or underwriting relationships with the Company, any Class A Holder, or any of their respective Subsidiaries, that are carried on in the ordinary course of business on an arms-length basis and who otherwise satisfies the requirements set forth in clauses (a), (b), (c) and (d) of the first sentence of this definition, may qualify as an Independent Director, unless, in the opinion of the Nominating Committee or the Board of Directors if a Nominating Committee is not in existence, such person is not independent of the management of the Company, or any Class A Holder, or any of their respective Subsidiaries, or the relationship would interfere with the exercise of independent judgment as a member of the Board of Directors. A person who otherwise satisfies the requirements set forth in clauses (a), (b), (c) and (d) of the first sentence of this definition and who, in addition to fulfilling the customary director's role, also provides additional services directly for the Board of Directors and is separately compensated therefor, would nonetheless qualify as an Independent Director. Notwithstanding anything to the contrary contained in this definition, each Director as of the date hereof who is not an executive officer of the Company shall be deemed to be an Independent Director hereunder.

  "Initial Conversion Price" means the Conversion Price first Fixed.

  "Initial Issuance Date" means the first date that any shares of Class A Stock are issued.

  "Investment Completion Date" means the date of the Supplemental Preference Stock Closing or the Class A Common Issuance Date, whichever shall first occur.

  "Joint Venture" has the meaning specified in the first WHEREAS clause.

  "Joint Venture Agreement" has the meaning specified in the first WHEREAS clause.

  "Joint Venture Documents" mean the Joint Venture Agreement and the other Operative Agreements (as defined in the Joint Venture Agreement).

  "JV Entity" has the meaning set forth in the Joint Venture Agreement.

  "Kansas Control Share Acquisitions Statute" means Kan. Stat. Ann. Section 17-1286 et seq. (1988).

  "License" means any license, ordinance, authorization, permit, certificate, variance, exemption, order, franchise or approval, domestic or foreign.

  "Lien" means any mortgage, pledge, security interest, adverse claim, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or similar Applicable Law of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

  "Lien Transfer" shall mean the granting of any Lien on any Long Distance Asset, other than:

    (a) a Lien securing purchase money indebtedness that does not have a term longer than the estimated useful life of the Long Distance Asset subject to such Lien;

    (b) Liens or other comparable arrangements relating to the financing of accounts receivable; and

    (c) Liens securing any other indebtedness for borrowed money, provided that (i) the amount of such indebtedness, when added to the aggregate amount of purchase money indebtedness referred to in clause (a) above, does not exceed 30% of the total book value of the Long Distance Assets as at the date of the most recently published balance sheet of the Company, (ii) the indebtedness secured by such Liens is secured only by Liens on Long Distance Assets, (iii) the face amount of such indebtedness does not exceed the book value of the Long Distance Assets subject to such Liens, and (iv) such indebtedness is for a term no longer than the estimated useful life of the Long Distance Assets subject to such Liens.

  "Liquidation Preference" has the meaning set forth in the Class A Provisions.

  "Local Exchange Division" means the Local Communications Services Division of the Company.

  "Long Distance Assets" means:

    (a) the assets reflected in the Company's balance sheet for the year ended December 31, 1994 as included in the Long Distance Division;

    (b) any assets acquired by the Company or any of its Subsidiaries following December 31, 1994 that are reflected in the Company's balance sheet as included in the Long Distance Division;

    (c) any assets of the Company or any of its Subsidiaries that are not reflected in the Company's balance sheet for the year ended December 31, 1994 as included in the Long Distance Division, which after December 31, 1994 are transferred by the Company or any of its Subsidiaries to, or reclassified by the Company or any of its Subsidiaries as part of, the Long Distance Division;

    (d) any assets acquired by the Company after December 31, 1994 that are used or held for use primarily for the benefit of the Long Distance Business; and

    (e) any assets referred to in clauses (a) through (c) above that are used or held for use primarily for the benefit of the Long Distance Business which are transferred or reclassified by the Company or any of its Subsidiaries outside of the Long Distance Division, but which continue to be owned by the Company or any of its Subsidiaries;

provided that the term "Long Distance Assets" shall not include (i) any assets that are used or held for use primarily for the benefit of any Non-Long Distance Business, or (ii) any other assets reflected in the Company's balance sheet for the year ended December 31, 1994 as included in the Cellular and Wireless Division or the Local Exchange Division (other than as such assets in the Cellular and Wireless Division or the Local Exchange Division may be transferred or reclassified in accordance with paragraph (c) of this definition).

  "Long Distance Business" means all long distance telecommunications activities and services of the Company and its Subsidiaries at the relevant time, including (but not limited to) all long distance transport services, switching and value-added services for voice, data, video and multimedia transmission, migration paths and intelligent overlapping architectures, provided that the term "Long Distance Business" shall not include any activities or services primarily related to any Non-Long Distance Business.

  "Long Distance Division" means the Long Distance Communications Services Division of the Company.

  "Lower Threshold Sprint Price" means $34.982 (subject to adjustment as provided in the Class A Provisions).

  "Major Competitor" means (a) with respect to FT or DT, a Person that materially competes with a major portion of the telecommunications services business of FT or DT in Europe, or a Person that has taken substantial steps to become such a Major Competitor and which FT or DT has reasonably concluded, in its good faith judgment, will be such a competitor in the near future in France or Germany, provided that FT and/or DT furnish in writing to the Company reasonable evidence of the occurrence of such steps; (b) with respect to the Company, a Person that materially competes with a major portion of the telecommunications services business of the Company in North America, or a Person that has taken substantial steps to become such a Major Competitor and which the Company has reasonably concluded, in its good faith judgment, will be such a competitor in the near future in the United States of America, provided that the Company furnish in writing to each Class A Holder reasonable evidence of the occurrence of such steps; and (c) with respect to the Joint Venture, a Person that materially competes with a major portion of the telecommunications services business of the Joint Venture, or a Person that has taken substantial steps to become such a Major Competitor and which FT, DT or the Company has reasonably concluded, in its good faith judgment, will be such a competitor in the near future, provided that FT, DT or the Company furnish in writing to each other Party reasonable evidence of the occurrence of such steps.

  "Market Price" means, with respect to a security on any date, the Closing Price of such security on the Trading Day immediately prior to such date. The Market Price shall be deemed to be equal to (a) in the case of a share of Class A Common Stock, the Market Price of a Share of Common Stock; and (b) in the case of a Share of Class A Preference Stock, the Liquidation Preference. The Market Price of any options, warrants, rights or other securities convertible into or exercisable for Class A Common Stock (except for the Class A Preference Shares) shall be equal to the Market Price of options, warrants, rights or other securities convertible into or exercisable for Common Stock upon the same terms and otherwise containing the same terms as such options, warrants, rights or other securities convertible into or exercisable for Class A Common Stock.

  "Material Adverse Effect" means, with respect to any Person, the effect of any event, occurrence, fact, condition or change that is materially adverse to the business, operations, results of operations, financial condition, assets or liabilities of such Person.

  "Maximum Price" means, subject to adjustment as provided in the Class A Provisions, the lesser of (a) 125% of the Average Sprint Price for the relevant period provided for herein and (b) $48.704.

  "Minimum Price" means, subject to adjustment as provided in the Class A Provisions, 135% of the Average Sprint Price for the relevant period provided for herein.

  "MSA" means a "Metropolitan Statistical Area," as such term is defined and modified from time to time by the FCC for purposes of Cellular System licensing.

  "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotations System.

  "Net Cellular Acquisition Amount" means, subject to adjustment as provided in the Class A Provisions, the difference, which may be a negative number, of the aggregate Purchase Prices paid by Cellular for Acquisitions after June 22, 1995, minus the aggregate value of the Sales Prices received by Cellular in connection with Dispositions after June 22, 1995, such difference to be calculated on a per share basis using the number of outstanding shares of Common Stock immediately after the Cellular Spin-off Date.

  "Net Cellular Indebtedness" means, subject to adjustment as provided in the Class A Provisions, the amount of indebtedness for borrowed money of Cellular outstanding immediately after the Cellular Spin-off Date, minus the amount of Cellular's cash at such time, such amount to be calculated on a per share basis using the number of outstanding shares of Common Stock immediately after the Cellular Spin-off Date.

  "New Lower Threshold Sprint Price" means, subject to adjustment as provided in the Class A Provisions, the Lower Threshold Sprint Price minus 96.30% of the Cellular Spin-off Reduction Factor.

  "New Maximum Price" means, subject to adjustment as provided in the Class A Provisions, (a) if the Cellular Spin-off Date occurs prior to the First Closing, the lesser of (i) 125% of the Average Sprint Price for the relevant period specified herein and (ii) $48.704 minus 125% of the Cellular Spin-off Reduction Factor, and (b) if the Cellular Spin-off Date occurs after the First Closing, the Maximum Price minus the product of (i) the lesser of (x) 1.25 and
(y) the quotient of $48.704 divided by such Average Sprint Price used in calculating such Maximum Price, multiplied by (ii) the Cellular Spin-off Reduction Factor.

  "New Minimum Price" means, subject to adjustment as provided in the Class A Provisions, the Minimum Price minus 135% of the Cellular Spin-off Reduction Factor.

  "New Sprint Price Range" means, subject to adjustment as provided in the Class A Provisions, from and including the New Lower Threshold Sprint Price to and including the New Upper Threshold Sprint Price.

  "New Target Price" means, subject to adjustment as provided in the Class A Provisions, the Target Price minus 130% of the Cellular Spin-off Reduction Factor, provided that, if the Cellular Spin-off Date does not occur prior to the First Closing and the Average Sprint Price determined at the date of the First Closing is within the Sprint Price Range, the New Target Price shall be the Target Price minus the product of (a) the quotient of $47.225 divided by such Average Sprint Price, multiplied by (b) the Cellular Spin-off Reduction Factor.

  "New Upper Threshold Sprint Price" means, subject to adjustment as provided in the Class A Provisions, $37.780 minus 104% of the Cellular Spin-off Reduction Factor.

  "New York Stock Exchange" means The New York Stock Exchange, Inc.

  "Non-Long Distance Business" means (a) the ownership of any equity or other interests in the Joint Venture or any of the JV Entities; the enforcement or performance of any of the rights or obligations of the Company or any Subsidiary of the Company pursuant to the Joint Venture Agreement; or any activities or services of the Joint Venture or any of the JV Entities; (b) the Triple Play Activities; (c) any activities or services primarily related to the provision of subscriber connections to a local exchange or switch providing access to the public switched telephone network; (d) any activities or services primarily related to the provision of exchange access services for the purpose of originating or terminating long distance telecommunications services; (e) any activities or services primarily related to the resale by the Local Exchange Division of long distance telecommunications services of the Company or other carriers; (f) any activities or services primarily related to the provision of inter-LATA long distance telecommunications services that are incidental to the local exchange services business of the Local Exchange Division; (g) any activities or services primarily related to the provision of intra-LATA long distance telecommunications services; (h) any activities or services (whether local, intra-LATA or inter-LATA) primarily related to the provision of cellular, PCS, ESMR or paging services, mobile telecommunications services or any other voice, data or voice/data wireless services, whether fixed or mobile, or related to telecommunications services provided through communications satellite systems (whether low, medium or high orbit systems); and (i) the use of the "Sprint" brand name or any other brand names, trade names or trademarks owned or licensed by the Company or any of its Subsidiaries.

  "North America" shall mean the current geographic area covered by the following countries: Canada, the United States of Mexico and the United States of America.

  "Notice of Abandonment" has the meaning specified in Section 2.1(b)(i) hereof, provided that if the Cellular Spin-off Date does not occur on or prior to the fifth anniversary of the Initial Issuance Date, the Company shall be conclusively deemed to have delivered a Notice of Abandonment on such fifth anniversary.

  "Optional Shares" has the meaning specified in Section 2.5(a) hereof.

  "Optional Shares Closing" has the meaning specified in Section 2.5(c) hereof.

  "Other Agreements" mean the Registration Rights Agreement, the Standstill Agreement, the Stockholders' Agreement, the FT Investor Confidentiality Agreement and the DT Investor Confidentiality Agreement.

  "Parent" has the meaning specified in the definition of "Subsidiary".

  "Party" has the meaning set forth in the paragraph following the second WHEREAS clause.

  "Passive Financial Institution" means a bank (or comparable financial institution), insurance company, pension or retirement fund that acquires Voting Securities or other equity interests in a Qualified Subsidiary without the purpose or effect of changing or influencing the control of the Qualified Subsidiary or the Company, nor in connection with or as a participant in any transaction having such purpose or effect, provided that the term "Passive Financial Institution" shall not include any Major Competitor of the Company or of the Joint Venture.

  "PCS" means a radio communications system of the type authorized under the rules for broadband personal communications services designated as Subpart E of
Part 24 of the FCC's rules or similar Applicable Laws of any other country, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

  "Percentage Ownership Interest" means, with respect to any Person, that percentage of the Voting Power of the Company represented by Votes associated with the Voting Securities of the Company owned of record by such Person or by its nominees.

  "Person" means an individual, a partnership, an association, a joint venture, a corporation, a business, a trust, any entity organized or existing under Applicable Law, an unincorporated organization or any Governmental Authority.

  "POPs" means, with respect to Cellular, the sum of the products of (a) the percentage ownership interest held by Cellular in each entity licensed or designated to receive a license by the FCC to construct or operate a Cellular System for a particular MSA or MSAs and/or RSA or RSAs, and (b) the number of residents of such MSAs and/or RSAs, as the case may be (as reflected in the figures obtained in the census conducted by the U.S. Census Bureau in 1990).

  "Preferred Stock" means any series of Preferred Stock of the Company, but shall not include the Class A Preference Stock.

  "Proceeding" means any action, litigation, suit, proceeding or formal investigation or review of any nature, civil, criminal, regulatory or otherwise, before any Governmental Authority.

  "Proposals" mean (a) the proposal for the stockholders of the Company to approve this Agreement and the performance by the Company of all transactions and acts on the part of the Company contemplated under this Agreement and the Other Agreements, including the authorization and issuance of shares of the Company's capital stock pursuant to this Agreement, the Stockholders' Agreement and the Articles as amended by the Amendment, (b) the proposal for the stockholders of the Company to approve and adopt the Amendment and the Bylaws Amendment, and (c) the proposal for the stockholders of the Company to (i) approve for purposes of the Kansas Control Share Acquisitions Statute the Control Share Acquisitions Plan, and (ii) accord such shares acquired pursuant to the Control Share Acquisitions Plan voting rights in accordance with Section 17-1294 of the Kansas Control Share Acquisitions Statute.

  "Proxy Statement" means the notices of meeting, proxy statement, forms of proxy and any accompanying letters to stockholders to be distributed by the Company in connection with the Proposals or any schedules or exhibits required to be filed with the SEC in connection therewith.

  "Purchase Price" means, as to Acquisitions by Cellular, the amount paid in cash plus the Fair Market Value of non-cash consideration paid to effect such Acquisition, provided that any indebtedness assumed by Cellular shall not be included in the Purchase Price paid in respect of any Acquisition to the extent that it is included in Net Cellular Indebtedness.

  "Qualified Joint Venture" has the meaning set forth in Article I of the Stockholders' Agreement.

  "Qualified Subsidiary" means any Person which

    (a) is a Subsidiary of either FT or DT or an entity that would be such a Subsidiary if FT's and DT's aggregate ownership in such entity were held individually by one of FT or DT, provided that until the second anniversary of the Initial Issuance Date, no Voting Securities of such entity may be Beneficially Owned by a Major Competitor of the Company or of the Joint Venture, and thereafter no such Major Competitor or Major Competitors may, individually or in the aggregate, Beneficially Own Voting Securities representing ten percent or more of the Voting Power of such entity, and provided, further, that if the Voting Securities of such entity owned directly by FT and DT or indirectly through Wholly-Owned Subsidiaries of either of them are entitled to a number of Votes representing in the aggregate less than 80 percent of the Voting Power of such entity, then:

      (i) the Voting Securities owned directly by FT and DT and Wholly-Owned Subsidiaries, plus Voting Securities, if any, owned by Passive Financial Institutions, must in the aggregate be entitled to a number of Votes representing at least 80 percent of the Voting Power of such entity; and

      (ii) FT and DT and Wholly-Owned Subsidiaries must in the aggregate directly own Voting Securities entitled to a number of Votes representing more than 50 percent of the Voting Power of, and more than 50 percent of the outstanding equity interests in, such entity; and

    (b) has (i) entered into a Qualified Subsidiary Standstill Agreement and a confidentiality agreement satisfactory in form and substance to each Party, and (ii) (x) caused all holders of any of its equity interests (other than FT, DT and Passive Financial Institutions) (each a "Strategic Investor") to enter into a Strategic Investor Standstill Agreement and (y) caused all holders of any of its equity interests (other than FT and DT) to enter into a confidentiality agreement satisfactory in form and substance to each Party.

  "Qualified Subsidiary Standstill Agreement" means a Qualified Subsidiary Standstill Agreement between the Company and a Qualified Subsidiary, substantially in the form of Exhibit A attached hereto.

  "Registration Rights Agreement" means the Registration Rights Agreement, among the Company, FT and DT, dated the Initial Issuance Date, substantially in the form of Exhibit B attached hereto, as it may be amended or supplemented from time to time.

  "Rights" has the meaning set forth in Section 2.5(a)(i) hereof.

  "Rights Agreement" means the Rights Agreement, dated as of August 8, 1989, between the Company and UMB Bank, n.a., as amended on June 4, 1992 and as of July 31, 1995, and as it may be amended or supplemented from time to time.

  "RSA" means a "Rural Service Area," as such term is defined and modified from time to time by the FCC for purposes of Cellular System licensing.

  "Sales Prices" means, as to any Disposition by Cellular, the amount received in cash plus the Fair Market Value of non-cash consideration received to effect such Disposition, provided that any indebtedness assumed or retained by Cellular shall not be deducted from the Sales Price to the extent that it is included in Net Cellular Indebtedness.

  "Schedule of Permitted Cellular Actions" has the meaning specified in Section
8.10 hereof.

  "SEC" means the United States Securities and Exchange Commission.

  "SEC Documents" has the meaning specified in Section 6.5(a) hereof.

  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated from time to time thereunder.

  "Shares" means (a) shares of Class A Stock, Common Stock or any other Voting Securities of the Company, (b) securities of the Company convertible into Voting Securities of the Company and (c) options, warrants or other rights to acquire such Voting Securities, but in the case of this clause (c), excluding any rights of the Class A Holders or FT and DT to acquire Voting Securities of the Company pursuant to the Stockholders' Agreement and this Agreement (but not excluding any Voting Securities received upon the exercise of such rights).

  "Spin-off" means any spin-off or other pro rata distribution of equity interests of a wholly-owned direct or indirect Subsidiary of the Company to the stockholders of the Company, provided that the term "Spin-off" shall not include the Cellular Spin-off unless a Notice of Abandonment has been delivered.

  "Spin-off Investment Agreement" shall have the meaning set forth in Section 7.10(a) of the Stockholders' Agreement.

  "Sprint Price Range" means from and including the Lower Threshold Sprint Price to and including the Upper Threshold Sprint Price.

  "Sprint Sub" has the meaning set forth in the first WHEREAS clause.

  "Standstill Agreement" means the Standstill Agreement, among the Company, FT and DT, dated as of the date hereof, substantially in the form of Exhibit C attached hereto, as it may be amended or supplemented from time to time.

  "Stockholders' Agreement" means the Stockholders' Agreement, among the Company, FT and DT, dated as of the Initial Issuance Date, substantially in the form of Exhibit D hereto (and all exhibits thereto), as it may be amended or supplemented from time to time.

  "Stockholders' Meeting" has the meaning specified in Section 8.4 hereof.

  "Strategic Investor" has the meaning specified in the definition of "Qualified Subsidiary".

  "Strategic Investor Standstill Agreement" means the Strategic Investor Standstill Agreement, between the Company and a Strategic Investor, substantially in the form of Exhibit E attached hereto.

  "Strategic Merger" means a merger or other business combination involving the Company (a) in which the Class A Holders are entitled to retain or receive, as the case may be, voting equity securities of the surviving parent entity in exchange for or in respect of (by conversion or otherwise) such Class A Stock, with an aggregate Fair Market Value equal to at least 75% of the sum of (i) the Fair Market Value of all consideration which such Class A Holders have a right to receive with respect to such merger or other business combination, and (ii) if the Company is the surviving parent entity, the Fair Market Value of the equity securities of the surviving parent entity which the Class A Holders are entitled to retain, (b) immediately after which the surviving parent entity is an entity whose voting equity securities are registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act or which otherwise has any class or series of its voting equity securities held by at least 500 holders and (c) immediately after which no Person or Group (other than the Class A Holders) owns Voting Securities of such surviving parent entity with Votes equal to more than 35 percent of the Voting Power of such surviving parent entity.

  "Subsidiary" means, with respect to any Person (the "Parent"), any other Person in which the Parent, one or more direct or indirect Subsidiaries of the Parent, or the Parent and one or more of its direct or indirect

Subsidiaries (a) have the ability, through ownership of securities individually or as a group, ordinarily, in the absence of contingencies, to elect a majority of the directors (or individuals performing similar functions) of such other Person, and (b) own more than 50% of the equity interests, provided that Atlas shall be deemed to be a Subsidiary of each of FT and DT.

  "Supplemental Preference Stock Closing" has the meaning set forth in Section
2.3 hereof.

  "Supplemental Preference Stock Closing Date" has the meaning set forth in
Section 2.3(b) hereof.

  "Surviving Representations" has the meaning set forth in Section 11.1 hereof.

  "Target Price" means $47.225 (subject to adjustment as provided in the Class A Provisions).

  "Taxes" means all federal, state, local and foreign income, profits, franchise, sales, use, occupancy, property, transfer, withholding, payroll, receipts, excise and other taxes, fees, duties and governmental charges (including interest, additions thereto and penalties thereon) whether or not based in whole or in part on income.

  "Third Party Approval" means any consent, waiver, grant, concession, license, authorization, permit, franchise or approval of, or notice to, any Person other than a Governmental Authority.

  "Trading Day" means, with respect to any security, any day on which the principal national securities exchange on which such security is listed or admitted to trading, or NASDAQ, if such security is listed or admitted to trading thereon, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if such security shall have been not listed or admitted to trading on any national securities exchange or NASDAQ, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  "Transfer" means any act pursuant to which, directly or indirectly, the ownership of the assets or securities in question is sold, transferred, conveyed, delivered or otherwise disposed, but shall not include (a) any grant of Liens, (b) any conversion or exchange of any security of the Company pursuant to a merger or other business combination involving the Company, (c) any transfer of ownership of assets to the surviving entity in a Strategic Merger or pursuant to any other merger or other business combination not prohibited by the Class A Provisions, or (d) any foreclosure or other execution upon any of the assets of the Company or any of its Subsidiaries other than foreclosures resulting from Lien Transfers.

  "Triple Play Activities" means (a) the ownership of any equity or other interests in MajorCo, L.P. or any of its successors or Affiliates; the enforcement or performance of any of the rights or obligations of the Company or any Subsidiary of the Company pursuant to the Agreement of Limited Partnership of MajorCo, L.P. or any other agreement or arrangement contemplated thereby, except to the extent relating to the provision of services by the Company as the long distance telecommunications provider to MajorCo, L.P.; or any activities or services of MajorCo, L.P. or any of its successors or Affiliates; (b) the ownership of any equity or other interests in any Teleport Entity (as that term is defined in the Contribution Agreement (the "Contribution Agreement"), dated as of March 28, 1995, by and among TCI Network Services, Comcast Telephony Services, Cox Telephony Partnership, MajorCo, L.P. and NewTelco, L.P.); or any activities or services of any Teleport Entity or any of their respective successors or Affiliates; and (c) the ownership of any equity or other interests in PhillieCo, L.P., or any of its successors or Affiliates; the enforcement or performance of any of the rights or obligations of the Company or any Subsidiary of the Company pursuant to the Amended and Restated Agreement of Limited Partnership of PhillieCo, L.P., dated as of February 17, 1995, or any other agreement or arrangement contemplated thereby, except to the extent relating to the provision of services by the Company as the long distance telecommunications provider to PhillieCo, L.P.; or any activities or services of PhillieCo, L.P. or any of its successors or Affiliates.

  "Upper Threshold Sprint Price" means, subject to adjustment as provided in the Class A Provisions, $37.780.

  "Vote" means, with respect to any entity, the ability to cast a vote at a stockholders', members' or comparable meeting of such entity with respect to the election of directors, managers or other members of such entity's governing body, or the ability to cast a general partnership or comparable vote, provided that with respect to the Company only, the term "Vote" means the ability to exercise general voting power (as opposed to the exercise of special voting or disapproval rights such as those set forth in the Class A Provisions) with respect to matters other than the election of directors at a meeting of the stockholders of the Company.

  "Voting Power" means, with respect to any entity as at any date, the aggregate number of Votes outstanding as at such date in respect of such entity.

  "Voting Securities" means, with respect to an entity, any capital stock or debt securities of such entity if the holders thereof are ordinarily, in the absence of contingencies, entitled to a Vote, even though the right to such Vote has been suspended by the happening of such a contingency, and in the case of the Company, shall include, without limitation, the Common Stock and the Class A Stock, but shall not include any shares issued pursuant to the Rights Agreement to the extent such issuance is caused by action of a Class A Holder.

  "Weighted Average Price" means the weighted average per unit price paid by the purchasers of any capital stock, debt instrument or security of the Company. In determining the price of shares of Common Stock or Class A Common Stock issued upon the conversion or exchange of securities or issued upon the exercise of options, warrants or other rights, the consideration for such shares shall be deemed to include the price paid to purchase the convertible security or the warrant, option or other right, plus any additional consideration paid upon conversion or exercise. If any portion of the price paid is not cash, the Independent Directors (acting by majority vote) shall determine in good faith the Fair Market Value of such non-cash consideration. If any new shares of Common Stock are issued together with other shares or securities or distributions of other assets of the Company for consideration which covers both the new shares and such other shares, securities or other assets, the portion of such consideration allocable to such new shares shall be determined in good faith by the Independent Directors (acting by majority vote), in each case as certified in a resolution sent to all Class A Holders.

  "Wholly-Owned Subsidiaries" means companies or other business organizations all of the outstanding Voting Securities of which are owned, directly or indirectly, by either or both of FT and DT, other than any de minimis ownership required by Applicable Law.

                                   ARTICLE II

                          PURCHASE AND SALE OF SHARES

  Section 2.1. First Closing. (a) (i) The Parties shall schedule the first closing of the purchase and sale of shares of Class A Stock hereunder (the "First Closing") for the tenth Business Day after all the conditions set forth in Article III are reasonably expected to be satisfied, except for conditions to be satisfied concurrently with the First Closing. Prior to scheduling the date of the First Closing, the Parties shall consult with regard to the status of such conditions with a view to determining when they will be satisfied. The First Closing shall take place ten Business Days after the date on which all conditions set forth in Article III are satisfied (except for those conditions to be satisfied concurrently with the First Closing), provided that the Company shall retain discretion over the timing of the Cellular Spin-off, and if the Cellular Spin-off Date shall occur less than 35 Trading Days before the date on which the First Closing is otherwise scheduled to occur, the First Closing shall instead occur on the 35th Trading Day after the Cellular Spin-off Date, and provided, further, that the First Closing may take place at such other date and time as the Parties shall agree in writing.

  (ii) When pursuant to paragraph (b) of this Section 2.1 or Section 3(b) of the Class A Provisions, the Company, on the one hand, or FT and DT, on the other hand, may make an election with respect to the purchase price of the shares of Class A Common Stock to be purchased at the First Closing or the Initial

Conversion Price of shares of Class A Preference Stock to be purchased at the First Closing, such election shall be made by notice delivered by the Company to FT and DT, or by FT and DT to the Company, as the case may be, at least five Business Days (or in the case of a First Closing FT/DT Notice delivered pursuant to Section 2.1(b)(ii)(I)(B) hereof, at least seven Business Days) prior to the date of the First Closing (such notice being referred to herein as a "First Closing Company Notice" or "First Closing FT/DT Notice", as the case may be), provided that the Company may only deliver such a First Closing Company Notice if a majority of the Continuing Directors shall have first approved (unless such approval is not required pursuant to Section 11.13), at a meeting of Directors at which at least seven Continuing Directors are present, the setting of the purchase price of the shares of Class A Common Stock to be purchased at the First Closing or the Fixing of the Initial Conversion Price of the shares of Class A Preference Stock to be purchased at the First Closing, as the case may be, by the Company as provided in Section 3(b) of the Class A Provisions. If both the Company, on the one hand, and FT and DT, on the other, deliver First Closing Notices, the First Closing Notice first delivered in accordance with Section 11.7 hereof shall be operative and the second shall be of no force or effect.

  (b) Upon the terms and subject to the conditions of this Agreement, the Company shall issue, sell and deliver to each of FT and DT, and each of FT and DT, severally and not jointly, shall purchase and accept, shares of Class A Common Stock or Class A Preference Stock, as the case may be, at the First Closing as set forth below in this Section 2.1:

    (i) FT and DT shall purchase 86,236,036 shares of Class A Common Stock (subject to adjustment as provided in Sections 2.6 and 2.7 hereof) at the applicable price specified below in this Section 2.1(b)(i) and determined at the date of the First Closing, if at least 35 Trading Days prior to the date of the First Closing, the Cellular Spin-off Date shall have occurred or the Company shall have notified FT and DT that the Company has abandoned the Cellular Spin-off (a "Notice of Abandonment") at least ten Business Days before the First Closing, as follows:

      (x) if the Company shall have timely delivered a Notice of Abandonment to FT and DT, the purchase price of such shares of Class A Common Stock shall be:

        (I) the Target Price, if (A) the Average Sprint Price determined at the date of the First Closing is within the Sprint Price Range, or (B) such Average Sprint Price is below the Lower Threshold Sprint Price and FT and DT have timely delivered to the Company a First Closing FT/DT Notice specifying their election to purchase such shares of Class A Common Stock at the Target Price;

        (II) the Maximum Price (determined with reference to such Average Sprint Price), if such Average Sprint Price is above the Upper Threshold Sprint Price; or

        (III) the Minimum Price (determined with reference to such Average Sprint Price), if such Average Sprint Price is below the Lower Threshold Sprint Price and the Company shall have timely delivered to FT and DT a First Closing Company Notice specifying its election to issue and sell such shares of Class A Common Stock at such Minimum Price; or

      (y) if the Cellular Spin-off Date has occurred, the purchase price of such shares of Class A Common Stock shall be:

        (I) the New Target Price, if (A) such Average Sprint Price is within the New Sprint Price Range, or (B) such Average Sprint Price is below the New Lower Threshold Sprint Price and FT and DT have timely delivered to the Company a First Closing FT/DT Notice specifying their election to purchase such shares of Class A Common Stock at the New Target Price;

        (II) the New Maximum Price (determined with reference to such Average Sprint Price), if such Average Sprint Price is above the New Upper Threshold Sprint Price; or

        (III) the Minimum Price (determined with reference to such Average Sprint Price), if such Average Sprint Price is below the New Lower Threshold Sprint Price and the Company has timely delivered to FT and DT a First Closing Company Notice specifying its election to issue and sell such shares of Class A Common Stock at such Minimum Price.

    (ii) FT and DT shall purchase shares of Class A Preference Stock if (x) the Cellular Spin-off Date has occurred or a Notice of Abandonment has been delivered, but the Average Sprint Price determined at the date of the First Closing is below the New Lower Threshold Sprint Price or the Lower Threshold Sprint Price, as the case may be, and neither FT and DT, on the one hand, nor the Company, on the other hand, have timely delivered a First Closing Notice, or (y) the Cellular Spin-off Date has not occurred and the Company has not timely delivered a Notice of Abandonment, as follows, all such shares of Class A Preference Stock to be purchased for a price equal to their liquidation value:

      (I) if the Cellular Spin-off Date has not occurred and the Company has not timely delivered a Notice of Abandonment and if (A) such Average Sprint Price is within the Sprint Price Range or (B) such Average Sprint Price is below the Lower Threshold Sprint Price and FT and DT shall have timely delivered to the Company a First Closing FT/DT Notice specifying their election to purchase shares of Class A Preference Stock with an Initial Conversion Price equal to the Target Price in accordance with this clause (I), such shares of Class A Preference Stock shall be purchased at a per share price, and have a per share liquidation value, equal to the Target Price and shall have an aggregate liquidation value (and purchase price) of $3.0 billion (or such lesser amount not less than $2.0 billion, as determined by the Company upon notice to FT and DT not later than five Business Days prior to the First Closing), such shares to have an Initial Conversion Price equal to the Target Price;

      (II) if the Cellular Spin-off Date has not occurred and the Company has not timely delivered a Notice of Abandonment and if such Average Sprint Price is above the Upper Threshold Sprint Price, such shares of Class A Preference Stock will be purchased at a per share price, and have a per share liquidation value, equal to the Target Price and shall have an aggregate liquidation value (and purchase price) of $3.0 billion (or such lesser amount not less than $2.0 billion as determined by the Company upon notice to FT and DT not later than five Business Days prior to the First Closing), such shares to have an Initial Conversion Price equal to the Maximum Price (determined with reference to such Average Sprint Price);

      (III) if the Cellular Spin-off Date has not occurred, the Company has not timely delivered a Notice of Abandonment, such Average Sprint Price is below the Lower Threshold Sprint Price and the Company has timely delivered to FT and DT a First Closing Company Notice specifying its election to issue and sell such shares of Class A Preference Stock with an Initial Conversion Price equal to the Minimum Price (determined with reference to such Average Sprint Price) in accordance with this clause
    (III), such shares of Class A Preference Stock shall be purchased at a per share price, and have a per share liquidation value, equal to the Target Price and shall have an aggregate liquidation value (and purchase price) of $3.0 billion (or such lesser amount not less than $2.0 billion as determined by the Company upon notice to FT and DT not later than five Business Days prior to the First Closing), such shares to have an Initial Conversion Price equal to such Minimum Price; or

      (IV) if (A) the Cellular Spin-off Date has not occurred and the Company has not timely delivered a Notice of Abandonment, such Average Sprint Price is below the Lower Threshold Sprint Price, and neither the Company, on the one hand, nor FT and DT on the other hand, have timely delivered a First Closing Notice, or (B) the conditions described in
    Section 2.1(b)(ii)(x) are satisfied, such shares of Class A Preference Stock shall be purchased at a per share price, and have a per share liquidation value equal to the Target Price, and shall have an aggregate liquidation value (and purchase price) of $1.5 billion, such shares to be convertible as provided in Section 3 of the Class A Provisions, the purchase price in each case payable as provided in this Section 2.1. The Company may only deliver the notice referenced in clause (I), (II) or (III) of this Section 2.1(b)(ii) decreasing the aggregate liquidation value of the shares of Class A Preference Stock to be purchased if a majority of the Continuing Directors shall have first approved (unless such approval is not required pursuant to Section
11.13 hereof), at a meeting of Directors at which at least seven Continuing Directors are present, so decreasing the aggregate liquidation value of the shares of Class A Preference Stock to be purchased at the First Closing in accordance with such notice.

  (c) The First Closing shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, at 10:00 a.m., New York City time, on the date determined in accordance with Section 2.1(a)(i) hereof.

    (i) At the First Closing, the Company shall deliver, or cause to be delivered, the following to each of FT and DT:

      (x) certificates representing one-half of the shares of Class A Common Stock or Class A Preference Stock, as the case may be, to be purchased at the First Closing, in the name of FT or DT, as the case may be, against payment of the purchase price therefor, as provided below; and

      (y) the opinions, certificates, agreements and other documents required to be delivered by the Company pursuant to Article III.

    (ii) At the First Closing, each of FT and DT shall deliver the following to the Company:

      (x) cash in the amount of one-half of the purchase price provided for in Section 2.1(b) hereof, in each case by wire transfer of immediately available funds to an account designated by the Company at least five Business Days prior to the Initial Issuance Date; and

      (y) the opinions, certificates, agreements and other documents required to be delivered by FT or DT, as the case may be, pursuant to
    Article III.

    (iii) The purchase of shares of capital stock by FT and DT pursuant to this Section 2.1 shall be consummated concurrently, and no purchase of shares by FT or DT pursuant to this Section 2.1 shall be made unless and until the concurrent purchase by the other Party is so effected.

  Section 2.2. Additional Preference Stock Closing. (a) If (i) FT and DT shall have purchased shares of Class A Preference Stock at the First Closing pursuant to Section 2.1(b)(ii)(IV)(A) hereof, (ii) the Conversion Price of such shares thereafter becomes Fixed, and (iii) the Cellular Spin-off Date has not occurred and the Company has not delivered a Notice of Abandonment, then, upon the terms and subject to the conditions of this Agreement, the Company shall issue, sell and deliver to each of FT and DT, and each of FT and DT, severally and not jointly, shall purchase and accept, the number of additional shares of Class A Preference Stock determined in accordance with the following sentence. Such shares shall have a per share liquidation value equal to the Target Price and an aggregate liquidation value of $1.5 billion (or such amount not less than $0.5 billion, as determined by the Company and set forth in the Additional Preference Stock Closing Notice) and shall be purchased at one Additional Preference Stock Closing (or such greater number of Additional Preference Stock Closings, not to exceed three, as determined by the Company and set forth in the Additional Preference Stock Closing Notice). Such shares of Class A Preference Stock shall be purchased for a purchase price equal to their liquidation value, the purchase price in each case payable as provided in this
Section 2.2. No Party shall have any obligations under this Section 2.2 following the occurrence of the Cellular Spin-off Date or the delivery of a Notice of Abandonment.

  (b) Each closing (each, an "Additional Preference Stock Closing") of the purchase of such shares of Class A Preference Stock shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, at 10:00 a.m., New York City time, on the date (the "Additional Preference Stock Closing Date") which (i) in the case of the first Additional Preference Stock Closing, shall be the tenth Business Day after the later of (x) the date the Conversion Price of the Class A Preference Stock becomes Fixed and (y) the date all of the conditions in respect of the Additional Preference Stock Closing set forth in
Article IV have been fulfilled or waived (except for such conditions to be fulfilled concurrently with the Additional Preference Stock Closing), and (ii) in the case of any subsequent Additional Preference Stock Closing, the date therefor set forth in the Additional Preference Stock Closing Notice, provided that no Additional Preference Stock

Closing shall take place (w) more than one year after the first Additional Preference Stock Closing, (x) more than five years and 60 days after the Initial Issuance Date (as such period may be extended pursuant to the provisos to Sections 4.2(a), 4.2(b), 4.3(a) and 4.3(b) hereof), (y) after the occurrence of the Cellular Spin-off Date or (z) after delivery by the Company of a Notice of Abandonment, and provided, further, that any Additional Preference Stock Closing may take place at such other date and time as the Parties shall agree in writing.

    (i) At each Additional Preference Stock Closing, the Company shall deliver, or cause to be delivered, the following to each of FT and DT:

      (x) certificates representing one-half of the shares of Class A Preference Stock to be purchased at such Additional Preference Stock Closing in the name of FT or DT, respectively, against payment of the purchase price therefor, as provided below; and

      (y) the certificates and other documents required to be delivered by the Company pursuant to Article IV.

    (ii) At each Additional Preference Stock Closing, each of FT and DT shall deliver the following to the Company:

      (x) cash in the amount of one-half of the purchase price for the shares of Class A Preference Stock being purchased at such Additional Preference Stock Closing, such cash to be delivered by wire transfer of immediately available funds to an account designated by the Company at least five Business Days prior to the date of such Additional Preference Stock Closing; and

      (y) the certificates and other documents required to be delivered by FT or DT, as the case may be, pursuant to Article IV.

    (iii) The purchase of shares of Class A Preference Stock by FT and DT pursuant to this Section 2.2 shall be consummated concurrently, and no purchase of shares by FT or DT pursuant to this Section 2.2 shall be deemed to be effected unless and until the concurrent purchase by the other Party is so effected.

  (c) If FT and DT have purchased shares of Class A Preference Stock at the First Closing pursuant to Section 2.1(b)(ii)(IV)(A) hereof, the Company may, not later than five Business Days after the date on which the Conversion Price of such shares first becomes Fixed, deliver to FT and DT a notice (the "Additional Preference Stock Closing Notice") specifying

    (i) the number of Additional Preference Stock Closings scheduled to occur, provided that

      (x) no more than one Additional Preference Stock Closing shall be scheduled to occur unless the aggregate liquidation value of the Shares to be issued and delivered at all Additional Preference Stock Closings exceeds $500 million, and

      (y) there shall not be more than three Additional Preference Stock
    Closings,

    (ii) if more than one Additional Preference Stock Closing is scheduled, the date of each subsequent Additional Preference Stock Closing, provided that no Additional Preference Stock Closing may occur more than one year after the date of the first Additional Preference Stock Closing, and

    (iii) if more than one Additional Preference Stock Closing is scheduled, the liquidation value of the Shares to be issued and delivered at each Additional Preference Stock Closing, provided, further, that

      (x) the aggregate liquidation value of the Shares purchased at the first Additional Preference Stock Closing shall be at least $500 million,

      (y) the aggregate liquidation value of the Shares to be purchased at any subsequent Additional Preference Stock Closing shall be at least $100 million, and

      (z) if there are three Additional Preference Stock Closings, the Shares to be purchased at the second and third Additional Preference Stock Closings must have identical aggregate liquidation values, provided that the Company may only deliver such Additional Preference Stock Closing

    Notice with respect to a decrease in the aggregate liquidation value of the shares of Class A Preference Stock to be purchased at the Additional Preference Stock Closing or Closings if a majority of the Continuing Directors shall have first approved (unless such approval is not required pursuant to Section 11.13), at a meeting of Directors at which at least seven Continuing Directors are present, such decrease in the aggregate liquidation value of the shares of Class A Preference Stock to be purchased at the Additional Preference Stock Closing or Closings.

  Section 2.3. Supplemental Preference Stock Closing. (a) If the Class A Holders make an election to defer conversion of the Class A Preference Stock in accordance with Section 3(a)(iii) of the Class A Provisions, the Company shall issue, sell and deliver to each of FT and DT, and each of FT and DT, severally and not jointly, shall purchase and accept, additional shares of Class A Preference Stock with an aggregate liquidation value equal to the excess of (i) the product of 86,236,036 (subject to adjustment as provided in Sections 2.6 and 2.7 hereof) and the per share Conversion Price over the (ii) aggregate liquidation value of the shares of Class A Preference Stock previously purchased (whether or not such Shares have been Transferred or redeemed). The purchase price of each such additional share shall be equal to its liquidation value.

  (b) A closing (the "Supplemental Preference Stock Closing") of the purchase of such shares of Class A Preference Stock shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, at 10:00 a.m., New York City time, on the date (the "Supplemental Preference Stock Closing Date") which is the tenth Business Day after the later of (i) the date of the election specified in Section 3(a)(iii) of the Class A Provisions and (ii) the date all of the conditions in respect of the Supplemental Preference Stock Closing set forth in Article IV have been fulfilled or waived (except for such conditions to be fulfilled concurrently with the Supplemental Preference Stock Closing), provided that the Supplemental Preference Stock Closing shall not take place more than five years and 60 days after the date of the First Closing (as such period may be extended pursuant to the provisos to Sections 4.2(a), 4.2(b), 4.3(a) and 4.3(b) hereof) and that the Supplemental Preference Stock Closing may take place at such other date and time as the Parties shall agree in writing.

    (i) At the Supplemental Preference Stock Closing, the Company shall deliver, or cause to be delivered, the following to each of FT and DT:

      (x) certificates representing one-half of the shares of Class A Preference Stock to be purchased at the Supplemental Preference Stock Closing in the name of FT or DT, respectively, against payment of the purchase price therefor, as provided below; and

      (y) the certificates and other documents required to be delivered by the Company pursuant to Article IV.

    (ii) At the Supplemental Preference Stock Closing, each of FT and DT shall deliver the following to the Company:

      (x) cash in the amount of one-half of the purchase price for such shares of Class A Preference Stock being purchased, such cash to be delivered by wire transfer of immediately available funds to an account designated by the Company at least five Business Days prior to the Supplemental Preference Stock Closing Date; and

      (y) the certificates and other documents required to be delivered by FT or DT, as the case may be, pursuant to Article IV.

    (iii) The purchase of shares of Class A Preference Stock by FT and DT pursuant to this Section 2.3 shall be consummated concurrently, and no purchase of shares by FT or DT pursuant to this Section 2.3 shall be deemed to be effected unless and until the concurrent purchase by the other Party is so effected.

  Section 2.4. Deferred Common Stock Closing. (a) If (i) FT and DT shall have purchased shares of Class A Preference Stock at the First Closing, (ii) the Cellular Spin-off Date shall have occurred or the Company shall have delivered a Notice of Abandonment, (iii) the conditions to the establishment of the Conversion Date (as defined in the Articles) have been satisfied, (iv) the shares of Class A Preference Stock are to be converted on the Conversion Date pursuant to the Class A Provisions, and (v) such conversion has not been deferred as contemplated by Section 2.3 hereof, then, upon the terms and subject to the conditions of this Agreement, the Company shall issue, sell (if applicable) and deliver to each of FT and DT, and each of FT and DT, severally and not jointly, shall purchase and accept a number of shares of Class A Common Stock equal to the excess of (i) 86,236,036 shares (subject to adjustment as provided in Section 2.6 or 2.7) over (ii) the sum of (x) the number of such shares issued upon conversion of the outstanding shares of Class A Preference Stock, and (y) the number of shares that would have been issued in respect of shares of Class A Preference Stock previously purchased but which have been Transferred to Persons other than Class A Holders or redeemed, for a per share purchase price equal to the Conversion Price at which such shares of Class A Preference Stock were so converted into shares of Class A Common Stock, the purchase price payable as provided in this Section 2.4.

  (b) A closing (the "Deferred Common Stock Closing") of the purchase of shares of Class A Common Stock pursuant to this Section 2.4 shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, at 10:00 a.m., New York City time, on the date (the "Deferred Common Stock Closing Date") which is the later of (i) the Conversion Date, and (ii) the date all of the conditions set forth in Article IV have been fulfilled or waived, provided that the Deferred Common Stock Closing shall not take place more than five years and 60 days after the date of the First Closing (as such period may be extended pursuant to the provisos to Sections 4.2(a), 4.2(b), 4.3(a) and 4.3(b) hereof) or fewer than 30 Business Days after the date of the Cellular Spin-off, if any, by the Company, and provided, further, that the Deferred Common Stock Closing may take place at such other date and time as the Parties shall agree in writing.

    (i) At the Deferred Common Stock Closing, the Company shall deliver, or cause to be delivered, the following to each of FT and DT:

      (x) certificates representing one-half of the shares of Class A Common Stock to be purchased at the Deferred Common Stock Closing, in the name of FT or DT, respectively, against payment of the purchase price therefor, as provided below;

      (y) certificates representing the shares of Class A Common Stock to be delivered by the Company to FT and DT upon the conversion of the Class A Preference Stock if the Deferred Common Stock Closing shall take place on the Conversion Date; and

      (z) the certificates and other documents required to be delivered by the Company pursuant to Article IV.

    (ii) At the Deferred Common Stock Closing, each of FT and DT shall deliver the following to the Company:

      (x) certificates representing the outstanding shares of Class A Preference Stock for conversion if the Deferred Common Stock Closing shall take place on the Conversion Date and cash in the amount of one-half of the purchase price for the shares being purchased, such cash to be delivered by wire transfer of immediately available funds to an account designated by the Company at least five Business Days prior to the Deferred Common Stock Closing Date; and

      (y) the certificates and other documents required to be delivered by FT or DT, as the case may be, pursuant to Article IV.

    (iii) The purchase of shares of Class A Common Stock by FT and DT pursuant to this Section 2.4 shall be consummated concurrently, and no purchase of shares by FT or DT pursuant to this Section 2.4 shall be deemed to be effected unless and until the concurrent purchase by the other Party is so effected.

  Section 2.5. Purchases of Optional Shares. (a) Upon the terms and subject to the conditions of this Agreement, each of FT and DT shall have the right (but not the obligation) to purchase from the Company, and the Company shall issue, sell and deliver to each of FT and DT, as the case may be, shares ("Optional

Shares") of either Class A Common Stock, if the Class A Common Issuance Date has occurred, or Class A Preference Stock, if the Supplemental Preference Stock Closing has occurred, in a number equal to up to one-half of:

    (i) that number of additional shares of Class A Common Stock equal to, or Class A Preference Stock with a related number of Class A Conversion Shares equal to, 25% of the number of (x) shares of Common Stock issued by the Company after June 14, 1994 and on or prior to the Investment Completion Date but excluding shares of Common Stock issued in respect of the exercise of stock options, warrants or other rights (except rights issued pursuant to the Rights Agreement) in existence on or before the Initial Issuance Date (including any issued pursuant to employee benefit plans) or upon the conversion of any securities outstanding on or before the Initial Issuance Date, for a per share purchase price equal to (A) in the case of Class A Common Stock, the Weighted Average Price for such Common Stock, and (B) in the case of Class A Preference Stock, the product of the Weighted Average Price for such Common Stock multiplied by the number of Class A Conversion Shares related to one share of Class A Preference Stock outstanding immediately prior to such purchase and (y) shares of Common Stock issued by the Company after June 14, 1994 and on or prior to the Initial Issuance Date in respect of the exercise of stock options, warrants or other rights (except rights issued pursuant to the Rights Agreement) in existence at any time on or before the Initial Issuance Date (including any issued pursuant to employee benefit plans) or upon the conversion of any securities outstanding on or before the Initial Issuance Date, for a per share purchase price equal to, (A) in the case of Class A Common Stock, the higher of the price at which Class A Common Stock was issued and sold to FT and DT at the Class A Common Issuance Date and the Weighted Average Price for such Common Stock, and (B) in the case of Class A Preference Stock, the higher of (I) the price at which Class A Preference Stock was sold to FT and DT at the Supplemental Preference Stock Closing, and (II) the product of the Weighted Average Price for such Common Stock multiplied by the number of Class A Conversion Shares related to one share of Class A Preference Stock outstanding immediately prior to such purchase, provided that, notwithstanding clause (y) above, shares of Class A Stock purchased hereunder with respect to the issuance of Excess Shares shall be purchased for a per share purchase price equal to (A) in the case of Class A Common Stock, the Weighted Average Price for such Excess Shares, and (B) in the case of Class A Preference Stock, the product of the Weighted Average Price for such Excess Shares multiplied by the number of Class A Conversion Shares related to one share of Class A Preference Stock outstanding immediately prior to such purchase. As used in this clause (i), "Excess Shares" means those shares of Common Stock issued by the Company after the date hereof and on or prior to the Initial Issuance Date (other than pursuant to employee benefit plans) in respect of the exercise of rights ("Rights") to purchase Common Stock or similar instruments (except rights issued pursuant to the Rights Agreement) issued after the date hereof and on or prior to the Initial Issuance Date that, when aggregated with all other shares of Common Stock which have been issued by the Company after the date hereof in respect of the exercise of Rights issued after the date hereof and on or prior to the Initial Issuance Date, exceed five percent of the number of shares of Common Stock outstanding on the date hereof (adjusted to reflect any stock split, subdivision, stock dividend or other reclassification, consolidation or combination of the Company's Voting Securities after the date hereof); and

    (ii) if after June 14, 1994 and on or prior to the Investment Completion Date the Company shall have issued or shall issue Voting Securities other than Common Stock or Class A Stock, a number of additional shares of Class A Stock sufficient for such additional shares of Class A Stock to represent 25% of the Votes represented by such Voting Securities, such Class A Stock to be purchased for a per share purchase price equal to (A) in the case of Class A Common Stock, the Market Price of a share of Common Stock on the date or dates such Voting Securities are issued, and (B) in the case of Class A Preference Stock, the product of the Market Price of a share of Common Stock on the date or dates such Voting Securities are issued, multiplied by the number of Class A Conversion Shares related to one share of Class A Preference Stock outstanding immediately prior to such purchase, provided that shares of Class A Preference Stock purchased at the Optional Shares Closing shall have a per share liquidation value equal to their per share purchase price.

  (b) Within ten Business Days following the Investment Completion Date, the Company shall deliver to each of FT and DT written notice of the number of Optional Shares they are entitled to purchase, setting forth in reasonable detail a description of the issuances of Voting Securities that gave rise to FT and DT's right to purchase the Optional Shares and the basis for its computation of the price per share of Common Stock associated with each Optional Share. Each of FT and DT may exercise its right to purchase any or all of the Optional Shares by written notice delivered to the Company prior to the tenth Business Day after the Company's delivery of such notice (the "Notice of Exercise") setting forth the number of Optional Shares that it wishes to purchase and the related per share price or prices for such Optional Shares. The Notice of Exercise shall constitute a binding commitment on the part of the Buyer in question to purchase such Optional Shares upon the terms set forth in this Agreement.

  (c) The closing (the "Optional Shares Closing") of the purchase and sale of the Optional Shares, if any, shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York at 10:00 a.m., New York City time, on the thirtieth Business Day after the Company's receipt of the notice described in clause (b), or at such other date and time as the Parties shall agree in writing, provided that, if the Optional Shares Closing shall not have occurred prior to the 60th day following the Investment Completion Date, the Class A Holders may, upon written notice delivered to the Company, be released from all obligations to purchase Shares pursuant to this Section 2.5, notwithstanding any delivery of the Notice of Exercise.

    (i) At the Optional Shares Closing, the Company shall deliver, or cause to be delivered, the following to each of FT and DT:

      (x) certificates representing the number of Optional Shares to be purchased by FT or DT, respectively, in the name of FT or DT, as the case may be, against payment of the purchase price therefor; and

      (y) the certificates and other documents required to be delivered by the Company pursuant to Article V.

    (ii) At the Optional Shares Closing, each of FT and DT shall deliver the following to the Company:

      (x) cash in the amount of the aggregate purchase price for the Optional Shares to be purchased by it, by wire transfer of immediately available funds to an account designated by the Company at least five Business Days prior to the date of the Optional Shares Closing; and

      (y) the certificates and other documents required to be delivered by FT or DT, as the case may be, pursuant to Article V.

  Section 2.6. Antidilution. The number of shares of Class A Stock to be purchased by the Buyers hereunder, and, in accordance with the Class A Provisions, the purchase price therefor and the dollar amounts used in calculating the foregoing, shall be adjusted to reflect any stock split, subdivision, stock dividend, or other reclassification, consolidation or a combination of the Voting Securities of the Company or similar action or transaction in each case occurring during the period beginning June 14, 1994 and ending on the Investment Completion Date, provided that no adjustment shall be made under this Section 2.6 in respect of the Cellular Spin-off.

  Section 2.7. Reduction of Purchased Shares. The number of shares of Class A Stock to be purchased by FT and DT hereunder shall be reduced by the minimum number of shares, if any, necessary so that, following the Investment Completion Date, FT and DT and their respective Affiliates shall Beneficially Own in the aggregate 20% of the sum of (a) the aggregate number of Votes of the Company outstanding at that time and (b) the aggregate number of Votes represented by the Voting Securities which FT and DT and their respective Affiliates have committed to purchase from the Company. Any reduction in shares pursuant to this Section 2.7 shall be borne one-half by each of FT and DT.

  Section 2.8. Effect of Conversion. If after the Initial Issuance Date, the Fundamental Rights (as such term is defined in the Stockholders' Agreement) shall have terminated as to all outstanding shares of Class A

Preference Stock, or all outstanding shares of Class A Common Stock shall have converted into Common Stock, in each case pursuant to Section 7 of the Class A Provisions, each share of Class A Stock to have been issued by the Company pursuant to this Agreement shall (i) in the case of shares of Class A Common Stock, instead be issued as one duly issued, fully paid and nonassessable share of Common Stock, and (ii) in the case of shares of Class A Preference Stock, instead be issued as that number of duly issued, fully paid and nonassessable shares of Common Stock equal to the number of related Class A Conversion Shares immediately prior to such issuance.

                                  ARTICLE III

                        CONDITIONS TO THE FIRST CLOSING

   Section 3.1. Conditions to Each Party's Obligations. The obligation of each Party to consummate the transactions contemplated hereby at the First Closing is subject to the fulfillment of each of the following conditions on or prior to the Initial Issuance Date:

    (a) All notifications required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), to carry out the transactions contemplated by this Agreement or by the Other Agreements shall have been made, and the applicable waiting period and any extensions thereof shall have expired or been terminated, without the imposition of any Burdensome Condition.

    (b) (i) The Commission of the European Communities, pursuant to Article 85(3) of the Treaty of Rome, shall have granted an exemption which exempts the Joint Venture Documents and the transactions contemplated thereby (and, if necessary, this Agreement and each Other Agreement, and the transactions contemplated hereby and thereby) from the operation of Article 85(1) of the Treaty of Rome, without the imposition of any Burdensome Condition, or (ii) each Party shall have determined, in its individual and sole discretion, that it is satisfied that such exemption will be granted in a reasonable time and without the imposition of a Burdensome Condition.

    (c) FT shall have received the approval of the French minister in charge of economic affairs and finance (ministre charge de l'economie et des finances) and the French minister in charge of posts and telecommunications (ministre charge des postes et des telecommunications) to carry out the transactions contemplated hereby, and by the Other Agreements and the Joint Venture Documents, without the imposition of a Burdensome Condition.

    (d) Either (i) DT shall have received the approval of the Bundeskartellamt to carry out the transactions contemplated hereby, and by the Other Agreements and the Joint Venture Documents, without the imposition of a Burdensome Condition, or (ii) the exemption referred to in clause (b)(i) of this Section 3.1 shall have been obtained.

    (e) All other Governmental Approvals required to be obtained to consummate the transactions contemplated by this Agreement, the Other Agreements and the Joint Venture Documents shall have been obtained, and all other applicable pre-consummation waiting periods shall have expired, except for Governmental Approvals and waiting periods the failure of which to obtain or satisfy would not, individually or in the aggregate, be reasonably likely to impose a Burdensome Condition or materially and adversely affect the ability of any Party to perform its obligations hereunder or under the Other Agreements.

    (f) No order of any Governmental Authority (including a court order) shall have been entered that enjoins, restrains or prohibits consummation of the transactions contemplated by this Agreement or the Other Agreements, or puts in doubt the validity of this Agreement or the Other Agreements in any material respect.

    (g) No action shall have been taken by any Governmental Authority to rescind or withdraw any of the Governmental Approvals described or referred to in this Section 3.1 or to rescind the termination of the review and investigation of the transactions contemplated by this Agreement and the Other Agreements under Exon-Florio, and no action shall have been taken to modify any such Governmental Approvals or any determination with respect to the investigation under Exon-Florio in a manner that would impose a Burdensome Condition.

    (h) The stockholders of the Company shall have duly approved the Proposals by the requisite vote at the Stockholders' Meeting.

    (i) The Company shall have been advised by the New York Stock Exchange that the Common Stock will continue to be listed on the New York Stock Exchange after (i) the issuance and sale of the Class A Common Stock and/or the Class A Preference Stock and (ii) the effectiveness of the provisions of this Agreement, the Other Agreements and the Amendment.

    (j) The conditions to closing set forth in Article 13 of the Joint Venture Agreement shall have been fulfilled or validly waived and the "Closing" as such term is defined in the Joint Venture Agreement shall have occurred simultaneously with the First Closing.

    (k) (i) An effective written order or other final action from the FCC (either in the first instance or upon review or reconsideration) affirming that (x) the transactions contemplated by this Agreement and the Other Agreements do not result in a transfer of control within the meaning of
  Section 310(d) of the Communications Act; (y) a level of foreign ownership in the Company of up to 28 percent is not inconsistent with the public interest; and (z) the transactions contemplated by this Agreement and the Other Agreements are not otherwise inconsistent with the public interest, or an effective written order or other final action by the FCC (either in the first instance or upon review or reconsideration) to the effect that no such approval is required; or

    (ii) an effective written order from, or other final action taken by, the FCC pursuant to delegated authority (either in the first instance or upon review or reconsideration) affirming that (x) the transactions contemplated by this Agreement and the Other Agreements do not result in a transfer of control within the meaning of Section 310(d) of the Communications Act; (y) a level of foreign ownership in the Company of up to 28 percent is not inconsistent with the public interest; and (z) the transactions contemplated by this Agreement and the Other Agreements are not otherwise inconsistent with the public interest, or an effective written order from, or other final action taken by, the FCC pursuant to delegated authority (either in the first instance or upon review or reconsideration) to the effect that no such approval is required, which order or final action shall no longer be subject to further administrative review;

  shall have been obtained, and shall not have been revoked or stayed as of the Initial Issuance Date, and such order or final action shall not impose any Burdensome Condition, provided that any Party may waive the requirement that any such order or final action contain the provision described in clause (y) of subsection (k)(i) or (k)(ii) of this Section 3.1 and such waiver shall be binding upon all Parties. For purposes of Section 3.1(k)(ii), an order from, or other final action taken by, the FCC pursuant to delegated authority shall be deemed no longer subject to further administrative review:

      (x) if no petition for reconsideration or application for review by the FCC of such order or final action has been filed within thirty days after the date of public notice of such order or final action, as such 30-day period is computed and as such date is defined in Sections 1.104 and 1.4 (or any successor provisions), as applicable, of the FCC's rules, and the FCC has not initiated review of such order or final action on its own motion within forty days after the date of public notice of the order or final action, as such 40-day period is computed and such date is defined in Sections 1.117 and 1.4 (or any successor provisions) of the FCC's rules; or

      (y) if any such petition for reconsideration or application for review has been filed, or, if the FCC has initiated review of such order or final action on its own motion, the FCC has issued an effective written order or taken final action to the effect set forth in clause (i) above.

  Section 3.2. Conditions to the Buyers' Obligations. The obligation of each Buyer to consummate the transactions contemplated hereby at the First Closing is subject to the fulfillment of each of the following conditions on or prior to the Initial Issuance Date:

    (a) The representations and warranties of the Company made pursuant to this Agreement and the Other Agreements shall be true and correct in all material respects at and as of the date hereof and at and as of the Initial Issuance Date as if such representations and warranties were made at and as of the Initial Issuance Date except for representations and warranties that relate solely to a date prior to the Initial Issuance Date and except to the extent contemplated or permitted by this Agreement, the Other Agreements, the Articles as amended by the Amendment or the Joint Venture Documents.

    (b) The Company shall have duly performed and complied in all material respects with each agreement, covenant and condition herein and in each Other Agreement required to be performed or complied with by it on or prior to the Initial Issuance Date.

    (c) No Proceeding shall be pending or threatened that (i) restrains, prohibits, prevents or materially changes, or presents a substantial possibility of restraining, prohibiting, preventing or materially changing, the terms of the transactions contemplated by this Agreement or the Other Agreements or (ii) presents a substantial possibility of resulting in material Damages to FT or DT or their Subsidiaries, or imposing a Burdensome Condition as to FT or DT or Atlas, in each case arising from such transactions. For purposes of this Section 3.2(c), the term "material Damages" shall mean Damages material to any Buyer and its Subsidiaries taken as a whole or material in relation to the amount to be invested by such Buyer in the Company pursuant to this Agreement.

    (d) The Company shall have delivered to each of the Buyers a certificate, dated the Initial Issuance Date, signed by a duly authorized senior officer certifying that the conditions specified in Sections 3.2(a), (b) and (c) (as to Proceedings involving the Company) have been fulfilled.

    (e) The Board of Directors shall have taken appropriate action so that the provisions of Kan. Stat. Ann. (S) 17-12,101 (1994) (the "Business Combination Statute") restricting "business combinations" with "interested stockholders" (each as defined in Kan. Stat. Ann. (S) 17-12,100 (1994)) will not apply to FT, DT or any Person who as of the date hereof is an Affiliate of FT or DT with respect to the purchase and sale of shares of capital stock of the Company pursuant to this Agreement.

    (f) Each of the Buyers shall have received opinions, dated as of the Initial Issuance Date, from counsel to the Company reasonably satisfactory to the Buyers which address favorably the matters set forth in Exhibit F and which are in form and substance reasonably satisfactory to the Buyers.

    (g) The Common Stock issuable upon conversion of the Class A Stock shall have been duly authorized and reserved for issuance by the Company, and listed on the New York Stock Exchange, subject to official notice of issuance.

    (h) The Company shall have duly executed and delivered the following:

      (i) the Stockholders' Agreement;

      (ii) the Registration Rights Agreement;

      (iii) the FT Investor Confidentiality Agreement; and

      (iv) the DT Investor Confidentiality Agreement.

    (i) The Amendment shall have been duly adopted pursuant to the applicable provisions of the General Corporation Code of the State of Kansas and filed with the appropriate Kansas Governmental Authorities, and shall be in full force and effect.

    (j) The Company shall have duly adopted the Bylaws Amendment and such amended terms shall be in full force and effect.

    (k) No Major Competitor of FT or DT or of the Joint Venture shall have acquired Voting Securities of the Company, if (i) such Voting Securities were acquired as a result of a transaction with the Company, and following such transaction such Major Competitor possesses a Percentage Ownership Interest in the Company greater than ten percent, or (ii) the Company otherwise has taken steps for the purpose of encouraging or facilitating an acquisition by such a Major Competitor of a Percentage Ownership Interest in the Company greater than ten percent (including, without limitation, by any waiver, amendment or termination of the Rights Agreement). No Change of Control shall have occurred.

  Section 3.3. Conditions to the Company's Obligations. The obligation of the Company to consummate the transactions contemplated hereby at the First Closing is subject to the fulfillment of each of the following conditions on or prior to the Initial Issuance Date:

    (a) The representations and warranties of each of the Buyers made pursuant to this Agreement and the Other Agreements shall be true and correct in all material respects at and as of the date hereof, and at and as of the Initial Issuance Date as if such representations and warranties were made at and as of the Initial Issuance Date except for representations and warranties that relate solely to a date prior to the Initial Issuance Date and except to the extent contemplated or permitted by this Agreement, the Other Agreements, the Articles as amended by the Amendment or the Joint Venture Documents.

    (b) FT and DT and each of their respective Affiliates shall have duly performed and complied in all material respects with each agreement, covenant and condition herein and in each Other Agreement required to be performed or complied with by it on or prior to the Initial Issuance Date.

    (c) No Proceeding shall be pending or threatened that (i) restrains, prohibits, prevents or materially changes, or presents a substantial possibility of restraining, prohibiting, preventing or materially changing, the terms of the transactions contemplated by this Agreement or the Other Agreements, or (ii) presents a substantial possibility of resulting in material Damages to the Company or its Subsidiaries, or imposing a Burdensome Condition as to the Company or Sprint Sub, in each case arising from such transactions. For purposes of this Section 3.3(c), the term "material Damages" shall mean Damages material to the Company and its Subsidiaries taken as a whole or material in relation to the amount to be invested in the Company pursuant to this Agreement.

    (d) Each Buyer shall have delivered to the Company a certificate, dated the Initial Issuance Date, signed by a duly authorized senior officer, certifying that the conditions specified in Sections 3.3(a), (b) and (c) (as to Proceedings involving such Buyer) have been fulfilled.

    (e) The Company shall have received opinions, dated as of the Initial Issuance Date, from: (i) counsel to FT reasonably satisfactory to the Company which address favorably the matters set forth in Exhibit G and which are in form and substance reasonably satisfactory to the Company, and
  (ii) counsel to DT reasonably satisfactory to the Company which address favorably the matters set forth in Exhibit H and which are in form and substance reasonably satisfactory to the Company.

    (f) Each Buyer shall have duly executed and delivered the following:

      (i) the Stockholders' Agreement; and

      (ii) the Registration Rights Agreement.

    (g) FT shall have duly executed and delivered the FT Investor
  Confidentiality Agreement.

    (h) DT shall have duly executed and delivered the DT Investor
  Confidentiality Agreement.

                                   ARTICLE IV

       CONDITIONS TO AN ADDITIONAL PREFERENCE STOCK CLOSING, SUPPLEMENTAL
           PREFERENCE STOCK CLOSING AND DEFERRED COMMON STOCK CLOSING

  Section 4.1. Condition to Each Party's Obligations. The obligation of each Party to consummate the transactions contemplated hereby at an Additional Preference Stock Closing, Supplemental Preference Stock Closing, or Deferred Common Stock Closing (each an "Article IV Closing") is subject to the fulfillment of the condition that, on or prior to the date of the Article IV Closing in question, no order of any Governmental Authority (including a court order) shall have been entered that enjoins, restrains or prohibits consummation of the transactions contemplated by this Agreement or the Other Agreements or puts in doubt the validity of this Agreement or the Other Agreements in any material respect, provided that, if such an order is entered, the date of the Article IV Closing in question shall be delayed for a period of not more than one year from the date on which such Article IV Closing would have occurred but for such order (but not beyond the end of such one-year period), if during such time any Party shall be appealing, challenging or otherwise attempting to resolve such order in a diligent manner, provided, further, that the purchase price for shares sold at such Article IV Closing shall be that which would have obtained if no such order had been entered and such Article IV Closing had taken place on the date on which it would have taken place but for such order.

  Section 4.2. Conditions to the Buyers' Obligations. The obligation of each Buyer to consummate the transactions contemplated hereby at an Article IV Closing is subject to the fulfillment of each of the following conditions on or prior to the date of such Article IV Closing:

    (a) The representations and warranties of the Company set forth in:

      (i) Sections 6.1, 6.2(a), 6.3 and 6.4 shall be true and correct in all material respects at and as of the date hereof and at and as of the date of such Article IV Closing as if such representations and warranties were made at and as of such date except (x) with respect to representations and warranties that relate solely to a date prior to such date, and were true and correct in all material respects on such prior date, and (y) to the extent contemplated or permitted by this Agreement, the Other Agreements, the Articles as amended by the Amendment or the Joint Venture Documents; and

      (ii) the first two sentences of Section 6.5(a) (as to SEC Documents filed prior to the Initial Issuance Date) and Section 6.6 (but in the case of Section 6.6 only as to changes prior to the Initial Issuance Date, but after the later of (x) the end of the quarter covered by the last Quarterly Report on Form 10-Q of the Company filed prior to the Initial Issuance Date, and (y) the end of the year covered by the last Annual Report on Form 10-K of the Company filed prior to the Initial Issuance Date) shall be true and correct in all material respects at and as of the date hereof, except to the extent such failure to be true and correct does not relate to, and is not reasonably likely to relate to, a material adverse change in the business, operations, results of operations, financial condition, assets or liabilities of the Company compared to the last to be filed prior to the Initial Issuance Date of the Annual Report on Form 10-K of the Company or the Quarterly Report on Form 10-Q of the Company;

  provided that if this condition fails to be satisfied, and such failure is capable of being cured without adversely affecting in any material respect the Buyers or their rights hereunder (other than as to the timing of such Article IV Closing) or under the Other Agreements, the Articles as amended by the Amendment or the Bylaws as amended by the Bylaws Amendment, or there is a dispute as to whether such condition has been satisfied, the date of the Article IV Closing in question may be delayed by the Company (i) for a period of not more than 180 days from the date such Article IV Closing would have occurred but for the failure of such condition to be satisfied, if during such time the Company is attempting in a diligent manner to cause such condition to be satisfied, or (ii) in the case of such a dispute until the later to occur of (x) 90 days following the rendering of an order of a court of competent jurisdiction to the effect that such condition involved in such dispute was not satisfied, if during such 90-day period the Company is attempting in a diligent manner to cause such condition to be satisfied, and (y) 90 days following the rendering of a final and non-appealable judgment of a court of competent jurisdiction following an appeal or related action with respect to such order (if such judgment is to the effect that such condition involved in such dispute was satisfied at or prior to the end of the 90-day period provided in the immediately preceding clause (x)), if the Company shall be prosecuting such appeal in a diligent manner, provided, further, that the purchase price for shares sold at such
  Article IV Closing shall be that which would have obtained but for the delay pursuant to the proviso to this Section 4.2(a).

    (b) The Company shall have performed and complied in all material respects with its obligations under Section 8.8 of this Agreement; Article FIFTH of the Articles as amended by the Amendment (to the extent such Article relates to the rights of the holders of Class A Stock); the Class A Provisions; and Articles III, IV, V and VI, and Sections 7.1, 7.4, 7.8,
  7.10 and 7.11 of the Stockholders' Agreement, provided, that, if this condition fails to be satisfied, and such failure is capable of being cured without adversely affecting in any material respect the Buyers or their rights hereunder (other than as to the timing of such Article IV Closing) or under the Other Agreements, the Articles as amended by the Amendment or the Bylaws as amended by the Bylaws Amendment, or there is a dispute as to whether such condition has been satisfied, the date of such Article IV Closing may be delayed by the Company (i) for a period of not more than 180 days from the date such Article IV Closing would have occurred but for the failure of such condition to be satisfied, if during such time the Company is attempting in a diligent manner to cause such condition to be satisfied, or (ii) in the case of such a dispute until the later to occur of (x) 90 days following the rendering of an order of a court of competent jurisdiction to the effect that such condition involved in such dispute was not satisfied, if during such 90-day period the Company is attempting in a diligent manner to cause such condition to be satisfied, and (y) 90 days following the rendering of a final and non-appealable judgment of a court of competent jurisdiction following an appeal or related action with respect to such order (if such judgment is to the effect that such condition involved in such dispute was satisfied at or prior to the end of the 90-day period provided in the immediately preceding clause (x)), if the Company shall be prosecuting such appeal in a diligent manner, provided, further, that the purchase price for shares sold at such
  Article IV Closing shall be that which would have obtained but for the delay pursuant to the proviso to this Section 4.2(b).

    (c) There shall not have occurred a Change of Control.

    (d) The Company shall have delivered to the Buyers a certificate, dated the date of such Article IV Closing, signed by a duly authorized senior officer of the Company, certifying that the conditions specified in Section 4.2(a), (b) and (c) have been fulfilled.

    (e) Each of the Buyers shall have received an opinion, dated the date of such Article IV Closing, from the General Counsel of the Company which addresses favorably the matters set forth in Exhibit I and which is in form and substance reasonably satisfactory to the Buyers.

  Section 4.3. Conditions to the Company's Obligations. The obligation of the Company to consummate the transactions contemplated hereby at an Article IV Closing is subject to the fulfillment of each of the following conditions on or prior to the date of such Article IV Closing:

    (a) The respective representations and warranties of each of the Buyers set forth in Sections 7.1(a), 7.1(b), 7.1(e), 7.1(g), 7.2(a), 7.2(b) and
  7.2(e) shall be true and correct in all material respects at and as of the date hereof, and at and as of the date of the Article IV Closing in question as if such representations and warranties were made at and as of such date except (i) with respect to representations and warranties that relate solely to a date prior to such date and were true and correct in all material respects on such prior date, and (ii) to the extent contemplated or permitted by this Agreement, the Other Agreements or the Articles as amended by the Amendment, provided that, if this condition fails to be satisfied, and such failure is capable of being cured without adversely affecting in any material respect the Company or its rights hereunder (other than as to the timing of such Article IV Closing) or under the Other Agreements, the Articles as amended by the Amendment or the Bylaws as amended by the Bylaws Amendment, or there is a dispute as to whether such condition has been satisfied, the date of such Article IV Closing may be delayed by the relevant Buyer (i) for a period of not more than 180 days from the date such Article IV Closing would have occurred but for the failure of such condition to be satisfied, if during such time the relevant Buyer is attempting in a diligent manner to cause such condition to be satisfied, or (ii) in the case of such a dispute until the later to occur of (x) 90 days following the rendering of an order of a court of competent jurisdiction to the effect that such condition involved in such dispute was not satisfied, if during such 90-day period the relevant Buyer is attempting in a diligent manner to cause such condition to be satisfied, and (y) 90 days following the rendering of a final and non-appealable judgment of a court of competent jurisdiction following an appeal or related action with respect to such order (if such judgment is to the effect that such condition involved in such dispute was satisfied at or prior to the end of the 90-day period provided in the immediately preceding clause (x)), if the relevant Buyer shall be prosecuting such appeal in a diligent manner, provided, further, that the purchase price for shares sold at such Article IV Closing shall be that which would have obtained but for the delay pursuant to the proviso to this Section 4.3(a).

    (b) Each Buyer shall have performed and complied in all material respects with its obligations under Article II of this Agreement; Article II and
  Section 7.5 of the Stockholders' Agreement; Sections 2.1, 3.1 and 3.2(b) of the Standstill Agreement; and the FT Investor Confidentiality Agreement (in the case of FT) or the DT Investor Confidentiality Agreement (in the case of DT), provided that, if this condition fails to be satisfied, and such failure is capable of being cured without adversely affecting in any material respect the Company or its rights hereunder (other than as to the timing of such Article IV Closing) or under the Other Agreements, the Articles as amended by the Amendment or the Bylaws as amended by the Bylaws Amendment, or there is a dispute as to whether such condition has been satisfied, the date of such Article IV Closing may be delayed by the relevant Buyer (i) for a period of not more than 180 days from the date such Article IV Closing would have occurred but for the failure of such condition to be satisfied, if during such time the relevant Buyer is attempting in a diligent manner to cause such condition to be satisfied, or
  (ii) in the case of such a dispute until the later to occur of (x) 90 days following the rendering of an order of a court of competent jurisdiction to the effect that such condition involved in such dispute was not satisfied, if during such 90-day period the relevant Buyer is attempting in a diligent manner to cause such condition to be satisfied, and (y) 90 days following the rendering of a final and non-appealable judgment of a court of competent jurisdiction following an appeal or related action with respect to such order (if such judgment is to the effect that such condition involved in such dispute was satisfied at or prior to the end of the 90-day period provided in the immediately preceding clause (x)), if the relevant Buyer shall be prosecuting such appeal in a diligent manner, provided, further, that the purchase price for shares sold at such Article IV Closing shall be that which would have obtained but for the delay pursuant to the proviso to this Section 4.3(b).

    (c) Each Buyer shall have delivered to the Company a certificate, signed by a duly authorized senior officer, dated the date of such Article IV Closing, certifying that the conditions specified in Section 4.3(a) and (b) have been fulfilled.

  Section 4.4. Effect of Certain Breaches. Except as set forth in Sections 4.2,
4.3 and 10.1, no breach of the representations, warranties, covenants or agreements contained in this Agreement or any of the Other Agreements shall affect the obligations of the Parties to consummate the purchase and sale of capital stock of the Company at any Article IV Closing, provided that this sentence shall not affect any other rights, liabilities, duties or obligations of the Parties arising under this Agreement, any of the Other Agreements or any of the Joint Venture Documents as a result of such breach.

                                   ARTICLE V

                   CONDITIONS TO THE OPTIONAL SHARES CLOSING

  Section 5.1. Condition to Each Party's Obligations. The obligation of each Party to consummate the transactions contemplated hereby at the Optional Shares Closing is subject to the fulfillment of the condition that, on or prior to the date of the Optional Shares Closing, no order of any Governmental Authority (including a court order) shall have been entered that enjoins, restrains or prohibits consummation of the transactions contemplated by this Agreement or the Other Agreements or puts in doubt the validity of this Agreement or the Other Agreements in any material respect, provided that, if such an order is entered, the date of the Optional Shares Closing shall be delayed for a period of not more than one year from the date on which the Optional Shares Closing would have occurred but for such order (but not beyond the end of such one-year period), if during such time any Party shall be appealing, challenging or otherwise attempting to resolve such order in a diligent manner.

  Section 5.2. Conditions to the Buyers' Obligations. The obligation of each Buyer to consummate the transactions contemplated hereby at the Optional Shares Closing is subject to the fulfillment of each of the following conditions on or prior to the date of the Optional Shares Closing:

    (a) The representations and warranties of the Company set forth in:

      (i) Sections 6.1, 6.2(a), 6.3 and 6.4 shall be true and correct in all material respects at and as of the date hereof and at and as of the date of the Optional Shares Closing as if such representations and warranties were made at and as of the date of the Optional Shares Closing except (x) with respect to representations and warranties that relate solely to a date prior to the date of the Optional Shares Closing, and were true and correct in all material respects on such prior date, and (y) to the extent contemplated or permitted by this Agreement, the Other Agreements or the Articles as amended by the Amendment or the Joint Venture Documents; and

      (ii) the first two sentences of Section 6.5(a) (as to SEC Documents filed prior to the Initial Issuance Date) and Section 6.6 (but in the case of Section 6.6 only as to changes prior to the Initial Issuance Date, but after the later of (x) the end of the quarter covered by the last Quarterly Report on Form 10-Q of the Company filed prior to the Initial Issuance Date, and (y) the end of the year covered by the last Annual Report on Form 10-K of the Company filed prior to the Initial Issuance Date) shall be true and correct in all material respects at and as of the date hereof, except to the extent such failure to be true and correct does not relate to, and is not reasonably likely to relate to, a material adverse change in the business, operations, results of operations, financial condition, assets or liabilities of the Company compared to the last to be filed prior to the Initial Issuance Date of the Annual Report on Form 10-K of the Company or the Quarterly Report on Form 10-Q of the Company;

  provided that if this condition fails to be satisfied, and such failure is capable of being cured without adversely affecting in any material respect the Buyers or their rights hereunder (other than as to the timing of the Optional Shares Closing) or under the Other Agreements, the Articles as amended by the Amendment or the Bylaws as amended by the Bylaws Amendment, or there is a dispute as to whether this condition has been satisfied, the date of the Optional Shares Closing may be delayed by the Company (i) for a period of not more than 180 days from the date the Optional Shares Closing would have occurred but for the failure of such condition to be satisfied, if during such time the Company is attempting in a diligent manner to cause all such conditions to be satisfied, or (ii) in the case of such a dispute, until the later to occur of (x) 90 days following the rendering of an order of a court of competent jurisdiction to the effect that such condition involved in such dispute was not satisfied, if during such 90-day period the Company is attempting in a diligent manner to cause such condition to be satisfied, and (y) 90 days following the rendering of a final and non-appealable judgment of a court of competent jurisdiction following an appeal or related action with respect to such order (if such judgment is to the effect that such condition involved in such dispute was satisfied at or prior to the end of the 90-day period in the immediately preceding clause
  (x)), if the Company shall be prosecuting such appeal in a diligent manner, provided, further, that the purchase price for Shares sold at the Optional Shares Closing shall be that which would have been obtained but for the delay pursuant to the proviso to this Section 5.2(a).

    (b) The Company shall have performed and complied in all material respects with its obligations under Section 8.8 of this Agreement; Article FIFTH of the Articles as amended by the Amendment (to the extent such Article relates to the rights of the holders of Class A Stock); that portion of Article SIXTH of the Articles as amended by the Amendment entitled "General Provisions Relating to Class A Stock"; and Articles III, IV, V and VI, and Sections 7.1, 7.4, 7.8, 7.10 and 7.11 of the Stockholders' Agreement, provided that, if this condition fails to be satisfied, and such failure is capable of being cured without adversely affecting in any material respect the Buyers or their rights hereunder (other than as to the timing of the Optional Shares Closing) or under the Other Agreements, the Articles as amended by the Amendment or the Bylaws as amended by the Bylaws Amendment, or there is a dispute as to whether such condition has been satisfied, the date of the Optional Shares Closing may be delayed by the Company (i) for a period of not more than 180 days from the date the Optional Shares Closing would have occurred but for the failure of such condition to be satisfied, if during such time the Company is attempting in a diligent manner to cause such condition to be satisfied, or (ii) in the case of such a dispute until the later to occur of (x) 90 days following the rendering of an order of a court of competent jurisdiction to the effect that such condition involved in such dispute was not satisfied, if during such 90-day period the Company is attempting in a diligent manner to cause such condition to be satisfied, and (y) 90 days following the rendering of a final and non-appealable judgment of a court of competent jurisdiction following an appeal or related action with respect to such order (if such judgment is to the effect that such condition involved in such dispute was satisfied at or prior to the end of the 90-day period provided in the immediately preceding clause (x)), if the Company shall be prosecuting such appeal in a diligent manner, provided, further, that the purchase price for Shares sold at the Optional Shares Closing shall be that which would have been obtained but for the delay pursuant to the proviso to this Section 5.2(b).

    (c) There shall not have occurred a Change of Control.

    (d) The Company shall have delivered to each of the Buyers a certificate, dated the date of the Optional Shares Closing, signed by a duly authorized senior officer of the Company, certifying that the conditions specified in
  Section 5.2(a), (b) and (c) have been fulfilled.

    (e) Each of the Buyers shall have received an opinion, dated as of the date of the Optional Shares Closing, from the General Counsel of the Company which addresses favorably the matters set forth in Exhibit J and which is in form and substance reasonably satisfactory to the Buyers.

  Section 5.3. Conditions to the Company's Obligations. The obligation of the Company to consummate the transactions contemplated hereby at the Optional Shares Closing is subject to the fulfillment of each of the following conditions on or prior to the date of the Optional Shares Closing:

    (a) The respective representations and warranties of each of the Buyers set forth in Sections 7.1(a), 7.1(b), 7.1(e), 7.1(g), 7.2(a), 7.2(b) and
  7.2(e) shall be true and correct in all material respects at and as of the date hereof, and on and as of the date of the Optional Shares Closing as if such representations and warranties were made at and as of the date of the Optional Shares Closing except (i) with respect to representations and warranties that relate solely to a date prior to the date of the Optional Shares Closing and were true and correct in all material respects on such prior date, and (ii) to the extent contemplated or permitted by this Agreement, the Other Agreements or the Articles as amended by the Amendment, provided that, if this condition fails to be satisfied, and such failure is capable of being cured without adversely affecting in any material respect the Company or its rights hereunder (other than as to the timing of the Optional Shares Closing) or under the Other Agreements, the Articles as amended by the Amendment or the Bylaws as amended by the Bylaws Amendment, or there is a dispute as to whether such condition has been satisfied, the date of the Optional Shares Closing may be delayed by the relevant Buyer (i) for a period of not more than 180 days from the date the Optional Shares Closing would have occurred but for the failure of such condition to be satisfied, if during such time the relevant Buyer is attempting in a diligent manner to cause such condition to be satisfied, or
  (ii) in the case of such dispute as to whether such condition has been satisfied, until the later to occur of (x) 90 days following the rendering of an order of a court of competent jurisdiction to the effect that such condition involved in such dispute was not satisfied, if during such 90-day period the relevant Buyer is attempting in a diligent manner to cause such condition to be satisfied, and (y) the rendering of a final and non-appealable judgment of a court of competent jurisdiction following an appeal or related action with respect to such order (if such judgment is to the effect that such condition involved in such dispute was satisfied at or prior to the end of the 90-day period provided in the immediately preceding clause (x)), if the relevant Buyer shall be prosecuting such appeal in a diligent manner, provided, further, that the purchase price for Shares sold at the Optional Shares Closing shall be that which would have been obtained but for the delay pursuant to the proviso to this Section 5.3(a).

    (b) Each Buyer shall have performed and complied in all material respects with its obligations under Article II of this Agreement; Article II and
  Section 7.5 of the Stockholders' Agreement; Sections 2.1, 3.1 and 3.2(b) of the Standstill Agreement; and the FT Investor Confidentiality Agreement (in the case of FT) or the DT Investor Confidentiality Agreement (in the case of DT), provided that, if this condition fails to be satisfied, and such failure is capable of being cured without adversely affecting in any material respect the Company or its rights hereunder (other than as to the timing of the Optional Shares Closing) or under the Other Agreements, the Articles as amended by the Amendment or the Bylaws as amended by the Bylaws Amendment, or there is a dispute as to whether such condition has been satisfied, the date of the Optional Shares Closing may be delayed by the relevant Buyer (i) for a period of not more than 180 days from the date the Optional Shares Closing would have occurred but for the failure of such condition to be satisfied, if during such time the relevant Buyer is attempting in a diligent manner to cause such condition to be satisfied, or (ii) in the case of such a dispute until the later to occur of (x) 90 days following the rendering of an order of a court of competent jurisdiction to the effect that such condition involved in such dispute was not satisfied, if during such 90-day period the relevant Buyer is attempting in a diligent manner to cause such condition to be satisfied, and (y) 90 days following the rendering of a final and non-appealable judgment of a court of competent jurisdiction following an appeal or related action with respect to such order (if such judgment is to the effect that such condition involved in such dispute was satisfied at or prior to the end of the 90-day period provided in the immediately preceding clause (x)), if the relevant Buyer shall be prosecuting such appeal in a diligent manner, provided, further, that the purchase price for Shares sold at the Optional Shares Closing shall be that which would have been obtained but for the delay pursuant to the proviso to this Section 5.3(b).

    (c) Each Buyer shall have delivered to the Company a certificate, signed by a duly authorized senior officer, dated the date of the Optional Shares Closing, certifying that the conditions specified in Section 5.3(a) and (b) have been fulfilled.

  Section 5.4. Effect of Certain Breaches. Except as set forth in Sections 5.2,
5.3 and 10.1, no breach of the representations, warranties, covenants or agreements contained in this Agreement or any of the Other Agreements shall affect the obligations of the Parties to consummate the purchase and sale of the Optional Shares at the Optional Shares Closing, provided, that this sentence shall not affect any other rights, liabilities, duties or obligations of the Parties arising under this Agreement, any of the Other Agreements or any of the Joint Venture Documents as a result of such breach.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company represents and warrants to each of FT and DT as follows:

  Section 6.1. Organization, Qualification, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas. The Company has all requisite corporate power and authority to: (a) enter into this Agreement and each Other Agreement, (b) subject to approval by the stockholders of the Company and to the filing of the Amendment, issue and sell (or deliver upon conversion, as the case may be) shares of Class A Common Stock, Class A Preference Stock and Common Stock to the Buyers pursuant to this Agreement, the Stockholders' Agreement and the Articles as amended by the Amendment and comply with its obligations under this Agreement and each Other Agreement, and (c) own, lease and operate its properties and assets and to carry on in all material respects its business as now being conducted and proposed to be conducted as shall be described in the Proxy Statement. The copies of the Articles and the Bylaws, which have been delivered previously to each Buyer, are complete and correct and in full force and effect, in each case on the date hereof.

  Section 6.2. Capital Stock and Other Matters. (a) Section 6.2 of the Company Disclosure Schedule sets forth the authorized capital stock of the Company, the number of each class of shares issued and outstanding, the number of each class of shares reserved for issuance pursuant to convertible securities, options and other agreements, and the number of each class of shares held by the Company in its treasury or held by its Subsidiaries, at June 14, 1994 and as at a date which is no more than ten Business Days prior to the date hereof (the "Capitalization Date"). The Company has issued no more than 150,000 shares of Common Stock and no shares of Preferred Stock between the Capitalization Date and the date hereof. No bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into securities having the right to vote) on any matters on which holders of shares of capital stock of the Company may vote were issued or outstanding on June 14, 1994 or are issued and outstanding on the date hereof. All of the issued and outstanding shares of the Company's capital stock are validly issued, fully paid and nonassessable. No holder of the outstanding shares of the Company's capital stock is entitled to preemptive rights with respect to any issuance of shares of Class A Common Stock.

  (b) No class of capital stock is entitled to preemptive rights. Except as set forth in Section 6.2 of the Company Disclosure Schedule, there are no stockholder agreements, voting trusts or other Contracts to which the Company is a party or by which it is bound relating to the voting or transfer of any shares or units of any Voting Securities of the Company.

  Section 6.3. Validity of Shares. Subject to obtaining the approval of the stockholders of the Company specified in Section 8.4 hereof and to the filing of the Amendment with the appropriate Kansas Governmental Authorities, when the shares of Class A Common Stock and Class A Preference Stock, as the case may be, are issued and delivered, or any shares of Common Stock are sold and delivered, in each case against payment therefor (or upon conversion, as the case may be) at the relevant closing as provided hereby, each such share shall be validly issued, free of any Lien (other than any Lien arising due to action or inaction of any of the Buyers), fully paid and a non-assessable share of capital stock of the Company.

  Section 6.4. Corporate Authority; No Violation. (a) The execution, delivery and performance of this Agreement and each Other Agreement, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Company's capital stock) have been duly authorized by all requisite corporate action on the part of the Company, subject to obtaining the approval of the stockholders of the Company specified in Section 8.4 hereof and to the filing of the Amendment with the appropriate Kansas Governmental Authorities and, assuming that, with respect solely to those provisions of this Agreement, the Stockholders' Agreement and the Amendment that require explicitly the receipt of Continuing Director approval for the performance of obligations or consummation of transactions on the part of the Company hereunder or thereunder, Continuing Director approval is obtained in the manner provided herein or therein. Upon the execution and delivery of this Agreement and each Other Agreement by the Company, each such agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

  (b) Neither the execution, delivery and performance by the Company of this Agreement and each Other Agreement, the adoption of the Bylaws Amendment and the adoption and filing of the Amendment nor the consummation by the Company of the transactions contemplated hereby or thereby will: (i) subject to the approval of the Proposals by the stockholders of the Company and the filing of the Amendment with the appropriate Kansas Governmental Authorities, violate or conflict with any provision of the Articles or Bylaws, assuming that, with respect solely to those provisions of this Agreement, the Stockholders' Agreement and the Amendment that require explicitly the receipt of Continuing Director approval for the performance of obligations or consummation of transactions on the part of the Company hereunder or thereunder, Continuing Director approval is obtained in the manner provided herein or therein; (ii) require any Governmental Approvals or Third Party Approvals, except (x) as set forth in Section 6.4 of the Company Disclosure Schedule or (y) where the failure to so obtain, make or file such Governmental Approvals or Third Party Approvals, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or adversely affect in any material respect the Company's ability to perform its obligations hereunder or under the Other Agreements; (iii) except as set forth in Section 6.4 of the Company Disclosure Schedule, result in a default (or an event that, with notice or lapse of time or both, would become a default) or give rise to any right of termination by any third party, cancellation, amendment or acceleration of any obligation or the loss of any benefit under, or result in the creation of any Lien on any of the assets or properties of the Company or any of its Subsidiaries pursuant to, any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound, except for any such defaults, terminations, cancellations, amendments, accelerations, losses, or Liens that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or adversely affect in any material respect the Company's ability to perform its obligations hereunder or under the Other Agreements; or (iv) except as set forth in Section 6.4 of the Company Disclosure Schedule, violate or conflict with any Applicable Law applicable to the Company or any of its Subsidiaries, or any of the properties, businesses, or assets of any of the Company or any of its Subsidiaries, except violations and conflicts that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or adversely affect in any material respect the Company's ability to perform its obligations hereunder or under the Other Agreements.

  Section 6.5. Company Reports and Financial Statements. (a) The Company has previously made available to FT and DT complete and correct copies of each: (i) annual report on Form 10-K for the Company; (ii) quarterly report on Form 10-Q for the Company; (iii) definitive proxy statement for the Company; (iv) current report on Form 8-K for the Company; and (v) other form, report, schedule and statement, in the case of each of clauses (i), (ii), (iii), (iv) and (v) filed by the Company with the SEC under the Exchange Act since January 1, 1993 (collectively, the "SEC Documents"). As of their respective dates, each of the SEC Documents complied (or will comply) in all material respects with the requirements of the Exchange Act to the extent applicable to such SEC Document, and none of such SEC Documents (as of their respective dates) contained (or will contain) an untrue statement of a material fact or omitted (or will omit) to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except as the same was corrected or superseded in a subsequent document duly filed with the SEC, that has been delivered to the Buyers. Since January 1, 1993, the Company has timely filed all reports and registration statements and made all filings required to be filed under the Exchange Act with the SEC under the rules and regulations of the SEC.

  (b) The audited consolidated financial statements and unaudited consolidated interim financial statements included in the SEC Documents (including any related notes) fairly present the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of operations and changes in cash flows for the periods specified, subject, where appropriate, to normal year-end audit adjustments, in each case in accordance with past practice and GAAP applied on a consistent basis during the periods involved (except as otherwise stated therein). Except as and to the extent set forth in the SEC Documents or Section 6.5 of the Company Disclosure Schedule, since March 31, 1995, the Company and its Subsidiaries have incurred no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations that, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or materially and adversely affect the Company's ability to perform its obligations hereunder or under the Other Agreements.

  Section 6.6. Absence of Certain Changes or Events. Except as set forth in
Section 6.6 of the Company Disclosure Schedule, since March 31, 1995 there has not been, occurred or arisen any change in the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, other than as a result of changes in general business conditions or legal or regulatory changes affecting the U.S. telecommunications industry generally (including the effect on competition resulting therefrom) or actions by competitors, having a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or any change that adversely affects in any material respect the Company's ability to perform its obligations hereunder or under the Other Agreements.

  Section 6.7. Investigations; Litigation. Except as set forth in Section 6.7 of the Company Disclosure Schedule, or as the Company has previously advised the Buyers in writing on or prior to the date hereof, there is no Proceeding pending, or to the best of the Company's knowledge, threatened against or relating to the Company or any of its Subsidiaries at law or in equity that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or adversely affect in any material respect the Company's ability to perform its obligations hereunder or under the Other Agreements. There is no judgment, decree, injunction, rule or order of any Governmental Authority outstanding against the Company or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or adversely affect in any material respect the Company's ability to perform its obligations hereunder or under the Other Agreements.

  Section 6.8. Proxy Statement; Other Information. (a) None of the information included, or incorporated by reference, in the Proxy Statement or any amendment or supplement thereto, will at the time of the mailing of the definitive Proxy Statement, and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, provided that the foregoing shall not apply to any investment bank's fairness opinion included therein and that no representation is made by the Company with respect to (i) information provided by FT or DT or their Affiliates in writing specifically for inclusion, or incorporation by reference, in the Proxy Statement, (ii) any information set forth in the acquiring person statement delivered by FT, DT and any of their Affiliates pursuant to Section 17-1291 of the Kansas Control Share Acquisitions Statute (the "Acquiring Person Statement"), or (iii) any representations or warranties made by FT or DT in any agreement that is included as a schedule or exhibit to the Proxy Statement. The Proxy Statement, at the time of mailing and at the time of the Stockholders' Meeting, will comply in all material respects with the provisions of the Exchange Act.

  (b) All documents that the Company is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby other than those described in Section 6.8(a) have complied and will comply in all material respects with Applicable Law. All information supplied or to be supplied by the Company in any document filed with any Governmental Authority in connection with the transactions contemplated hereby or by the Other Agreements will be, at the time of filing, true and correct in all material respects, except where the failure to be true and correct, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole and would not adversely affect in any material respect the consummation of the transactions contemplated by this Agreement or any Other Agreement.

  Section 6.9. Certain Tax Matters. To the best of the Company's knowledge and belief, it is reasonable to assert that the Company is not a United States Real Property Holding Corporation, as that term is defined under Section 897 of the Code and the regulations promulgated thereunder.

  Section 6.10. Amendments of the Rights Agreement. The Board of Directors has taken all necessary action to amend the Rights Agreement to provide that the ownership by FT, DT and their respective Affiliates and Associates of all of the Voting Securities permitted to be owned by them under Sections 2.1(a)(i), 2.1(a)(ii) and 2.3 of the Standstill Agreement (but not Sections 2.1(a)(iii) or
2.2 thereof or Section 2.3 thereof to the extent based upon an applicable Percentage Limitation (as defined in the Standstill Agreement) as determined by
Section 2.1(a)(iii) or 2.2 thereof) will not result in FT, DT or any of their respective Affiliates or Associates (as such terms are defined in the Rights Agreement) being deemed an Acquiring Person (as such term is defined in the Rights Agreement) or result in the occurrence of a Stock Acquisition Date, Distribution Date, Section 11(a)(ii) Event or Section 13 Event (as such terms are defined in the Rights Agreement).

  Section 6.11. Other Registration Rights. The Company has not granted, and has not agreed to grant, any demand or incidental registration rights to any Person other than (a) rights to be granted pursuant to the Registration Rights Agreement, and (b) rights that will not adversely affect the registration rights to be granted to the Buyers in the Registration Rights Agreement.

  Section 6.12. Takeover Statutes. The Board of Directors has taken appropriate action so that the provisions of the Business Combination Statute will not, prior to the termination of this Agreement, apply to FT, DT or any Person who as of the date hereof is an Affiliate of FT or DT. Subject to the approval of the stockholders of the Company specified in Section 8.4 hereof, the ownership by FT and DT and any Qualified Subsidiary identified in the Acquiring Person Statement of shares of the Company's capital stock representing in the aggregate less than one-third of the voting power of the Company (assuming for purposes of the Kansas Control Share Acquisitions Statute that none of FT, DT, any Qualified Subsidiary identified in the Acquiring Person Statement, or their respective affiliates and associates (as each such term is defined in the Kansas Control Share Acquisitions Statute), acquires any Voting Securities other than as contemplated or permitted by this Agreement, any Other Agreement, or the Amendment, or owned, directly or indirectly, or had or exercised the power to vote or direct the vote of, in each case alone or as part of a group, any Voting Securities as of the date of this Agreement or at the time of the vote contemplated by Section 6.13 hereof) will not result in a loss of voting rights with respect to such shares due to the Kansas Control Share Acquisitions Statute. No other "fair price," "moratorium," "control share acquisition," "business combination," "shareholder protection" or similar anti-takeover statute or regulation enacted under the Applicable Laws of any state of the United States of America will apply to this Agreement or any Other Agreement, or the transactions contemplated hereby or thereby (assuming that none of FT, DT and their respective Affiliates Beneficially Own any Voting Securities as of the date hereof and that none of such Persons acquires any Voting Securities other than as contemplated or permitted by this Agreement, any Other Agreement or the Amendment) except for statutes or regulations the failure of the Company with which to comply would not have a material adverse effect on (a) the transactions contemplated in this Agreement or any Other Agreement, (b) the ability of the Buyers to exercise fully their rights under this Agreement or any Other Agreement or the Amendment, or (c) the intrinsic value of an investment in the Company's equity securities (provided that a change in the Market Price of the Company's equity securities shall not, in and of itself, be deemed to have a material adverse effect on the intrinsic value of an investment in the Company's equity securities).

  Section 6.13. Vote Required; Board Recommendation. The only votes of the stockholders of the Company required under Kansas law and the Articles and Bylaws to approve the transactions contemplated by this Agreement and by the Other Agreements are (a) the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock, the Preferred Stock-First Series, the Preferred Stock-Second Series and the Preferred Stock-Fifth Series of the Company, voting together as a single class, (b) the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock, voting as a single class, and (c) in the case of clause (c) of the definition of "Proposals," the affirmative vote of the holders of a majority of such outstanding shares, but excluding all "interested shares" within the meaning of
Section 17-1288 of the Kansas Control Share Acquisitions Statute (assuming for the purposes of the Kansas Control Share Acquisitions Statute that none of FT, DT and their respective affiliates and associates (as each such term is defined in the Kansas Control Share Acquisitions Statute) owned, directly or indirectly, or had or exercised the power to vote or direct the vote of, in each case alone or as part of a group, any Voting Securities as of the date hereof or at the time of the vote contemplated by this Section 6.13 and that none of such Persons acquires any Voting Securities other than as contemplated or permitted by this Agreement, any Other Agreement or the Amendment). The Board of Directors has unanimously determined that the Proposals are advisable and in the best interests of the stockholders of the Company.

  Section 6.14. Long Distance Business. There are no assets in the Local Exchange Division, the Cellular and Wireless Division or any other division of the Company other than the Long Distance Division which are primarily used, or held primarily for use, in or for the benefit of the Long Distance Business, except for assets that in the aggregate are not material to the operation of the Long Distance Business.

                                  ARTICLE VII

                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

  Section 7.1. Representations and Warranties of FT. FT represents and warrants to, and covenants with, the Company as follows:

    (a) FT is an exploitant public validly existing under the laws of the Republic of France, and has all requisite power and authority to: (i) enter into this Agreement and each Other Agreement, (ii) purchase the shares of the Company's capital stock as provided herein, and in the Stockholders' Agreement and the Articles as amended by the Amendment, and (iii) comply with its obligations under this Agreement and each Other Agreement.

    (b) (i) The execution, delivery and performance of this Agreement and each Other Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of FT. Upon the execution and delivery of this Agreement and each Other Agreement by FT, each such agreement will constitute a legal, valid and binding agreement of FT, enforceable against FT in accordance with its terms.

    (ii) Neither the execution, delivery and performance by FT of this Agreement and each Other Agreement, nor the consummation by FT of the transactions contemplated hereby or thereby will: (w) violate or conflict with any provision of the FT Law and Decrees; (x) require any Governmental Approvals or Third Party Approvals, except (A) as set forth in Section 7.1(b) of the FT Disclosure Schedule or (B) where the failure to so obtain, make or file such Governmental Approvals or Third Party Approvals is not reasonably likely to affect adversely in any material respect FT's ability to perform its obligations hereunder or under the Other Agreements; (y) result in a default (or an event that, with notice or lapse of time or both, would become a default) under any Contract to which FT or any of its Subsidiaries is a party, or by which FT or any of its Subsidiaries or any of their respective assets or properties is bound, except for any such defaults that, individually or in the aggregate, are not reasonably likely to affect adversely in any material respect FT's ability to perform its obligations hereunder or under the Other Agreements; or (z) violate or conflict with Applicable Law applicable to FT or any of its Subsidiaries, or any of the properties, businesses, or assets of FT or any of its Subsidiaries, except violations and conflicts that, individually or in the aggregate, are not reasonably likely to affect adversely in any material respect FT's ability to perform its obligations hereunder or under the Other Agreements.

    (c) Except as set forth in Section 7.1(c) of the FT Disclosure Schedule, there is no Proceeding pending or, to the best of FT's knowledge, threatened against or relating to FT or any of its Subsidiaries at law or in equity that, individually or in the aggregate, is reasonably likely to affect adversely in any material respect FT's ability to perform its obligations hereunder or under the Other Agreements. There is no judgment, decree, injunction, rule or order of any Governmental Authority outstanding against FT or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect FT's ability to perform its obligations hereunder or under the Other Agreements.

    (d) All documents that FT is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby or by each Other Agreement have complied and will comply in all material respects with Applicable Law. All information supplied or to be supplied by FT in any document filed with any Governmental Authority in connection with the transactions contemplated hereby or by the Other Agreements will be, at the time of filing, true and correct in all material respects, except where the failure to be true and correct, individually or in the aggregate, would not adversely affect in any material respect the consummation of the transactions contemplated by this Agreement or any Other Agreement.

    (e) FT is purchasing the shares of the Company's capital stock to be purchased by it pursuant to this Agreement and the Stockholders' Agreement for its own account for investment, and not with a view to the distribution of such shares or any part thereof. FT is a party to no Contract with any Person for resale of such shares in connection with such a distribution. FT acknowledges that the offering of the shares pursuant to this Agreement and the Stockholders' Agreement will not be registered under the Securities Act or under any state securities or blue sky law or the securities laws of any other country, on the grounds (with respect to the Securities Act and such state securities or blue sky laws) that the offering and sale of shares of capital stock contemplated by this Agreement and the Stockholders' Agreement are exempt from registration pursuant to exceptions available under such laws, and that the Company's reliance upon such exemptions is predicated upon FT's representations set forth in this Agreement and the Stockholders' Agreement. FT understands that the shares of the Company's capital stock purchased by it pursuant to this Agreement and the Stockholders' Agreement may not be sold or transferred unless such shares are subsequently registered under the Securities Act and/or applicable state securities or blue sky laws or any applicable securities laws of any other country or an exemption from such registration is available.

    (f) Except for such rights as may be conferred on FT as contemplated by this Agreement and the Other Agreements, as of the date hereof, neither FT nor any of its Affiliates Beneficially Owns, directly or indirectly, any shares of capital stock of the Company.

    (g) No Subsidiary of FT is entitled to any immunity on the grounds of sovereignty or otherwise (including, without limitation, pursuant to the Foreign Sovereign Immunities Act, 28 U.S.C. Paragraph 1602 et seq.), based upon its status as an agency or instrumentality of government, from any legal action, suit or proceeding or from set off or counterclaim, from the jurisdiction of any competent court described in Section 11.8, from service of process, from attachment prior to judgment, from attachment in aid of execution of a judgment, from execution pursuant to a judgment or arbitral award, or from any other legal process in any jurisdiction, in each case relating to this Agreement or any Other Agreement.

    (h) FT has delivered to the Company a copy of its annual report for the year ended December 31, 1994.

  Section 7.2. Representations and Warranties of DT. DT represents and warrants to, and covenants with, the Company as follows:

    (a) DT is an Aktiengesellschaft duly formed and validly existing under the laws of Germany, and has all requisite corporate power and authority to: (i) enter into this Agreement and each of the Other Agreements, (ii) purchase the shares of the Company's capital stock as provided herein, and in the Stockholders' Agreement and the Articles as amended by the Amendment and (iii) comply with its obligations under this Agreement and each Other Agreement.

    (b) (i) The execution, delivery and performance of this Agreement and each Other Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of DT. Upon the execution and delivery of this Agreement and each Other Agreement by DT, each such agreement will constitute a legal, valid and binding agreement of DT, enforceable against DT in accordance with its terms.

    (ii) Neither the execution, delivery and performance by DT of this Agreement and each of the Other Agreements, nor the consummation by DT of the transactions contemplated hereby or thereby, will (w) violate or conflict with any provision of the Satzung or other governing documents of DT or any of its Subsidiaries; (x) require any Governmental Approvals or Third Party Approvals, except (A) as set forth in Section 7.2(b) of the DT Disclosure Schedule or (B) where the failure to so obtain, make or file such Governmental Approvals or Third Party Approvals, individually or in the aggregate, is not reasonably likely to affect adversely in any material respect DT's ability to perform its obligations hereunder or under the Other Agreements; (y) result in a default (or an event that, with notice or lapse of time or both, would become a default) under any Contract to which DT or any of its Subsidiaries is a party, or by which DT or any of its Subsidiaries or any of their respective assets or properties is bound, except for any such defaults that, individually or in the aggregate, are not reasonably likely to affect adversely in any material respect DT's ability to perform its obligations hereunder or under the Other Agreements; or (z) violate or conflict with any Applicable Law applicable to DT or any of its Subsidiaries, or any of the properties, businesses, or assets of DT or any of its Subsidiaries, except violations and conflicts that, individually or in the aggregate, are not reasonably likely to affect adversely in any material respect DT's ability to perform its obligations hereunder or under the Other Agreements.

    (c) Except as set forth in Section 7.2(c) of the DT Disclosure Schedule, there is no Proceeding pending or, to the best of DT's knowledge, threatened against or relating to DT or any of its Subsidiaries at law or in equity that, individually or in the aggregate, is reasonably likely to affect adversely in any material respect DT's ability to perform its obligations hereunder or under the Other Agreements. There is no judgment, decree, injunction, rule or order of any Governmental Authority outstanding against DT or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect DT's ability to perform its obligations hereunder or under the Other Agreements.

    (d) All documents that DT is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby have complied and will comply in all material respects with Applicable Law. All information supplied or to be supplied by DT in any document filed with any Governmental Authority in connection with the transactions contemplated hereby or by the Other Agreements will be, at the time of filing, true and correct in all material respects, except where the failure to be true and correct, individually or in the aggregate, would not adversely affect in any material respect the consummation of the transactions contemplated by this Agreement or any Other Agreement.

    (e) DT is purchasing the shares of the Company's capital stock to be purchased by it pursuant to this Agreement and the Stockholders' Agreement for its own account for investment, and not with a view to the distribution of such shares or any part thereof. DT is a party to no Contract with any Person for resale of such shares in connection with such a distribution. DT acknowledges that the offering of the shares pursuant to this Agreement and the Stockholders' Agreement will not be registered under the Securities Act or under any state securities or blue sky law or the securities laws of any other country, on the grounds (with respect to the Securities Act and such state securities or blue sky laws) that the offering and sale of shares of capital stock contemplated by this Agreement and the Stockholders' Agreement are exempt from registration pursuant to exceptions available under such laws, and that the Company's reliance upon such exemptions is predicated upon DT's representations set forth in this Agreement and the Stockholders' Agreement. DT understands that the shares of the Company's capital stock purchased by it pursuant to this Agreement and the Stockholders' Agreement may not be sold or transferred unless such shares are subsequently registered under the Securities Act and/or applicable state securities or blue sky laws or any applicable securities laws of any other country or an exemption from such registration is available.

    (f) Except for such rights as may be conferred on DT as contemplated by this Agreement and the Other Agreements, as of the date hereof neither DT nor any of its Affiliates Beneficially Owns, directly or indirectly, any shares of capital stock of the Company.

    (g) DT has delivered to the Company a copy of its annual report for the year ended December 31, 1994.

                                  ARTICLE VIII

                            COVENANTS OF THE COMPANY

  Section 8.1. Conduct of Business by the Company. Except to the extent that each of the Buyers otherwise consents in writing, or as otherwise contemplated by this Agreement, the Other Agreements or the Joint Venture Documents, until the First Closing:

    (a) The Company shall, and shall cause each of its Subsidiaries to, conduct its operations so that the conduct of business of the Company and its Subsidiaries, taken as a whole, is not materially inconsistent with the scope and nature of such business on the date hereof and as shall be described in the Proxy Statement; provided that this Section 8.1(a) shall not prohibit the Company or any of its Subsidiaries from (i) engaging in any activity relating to a Core Business (whether or not the Company as of the date of this Agreement is engaged in such activity or such Core Business), (ii) effecting any Exempt Asset Divestiture or any Exempt Long Distance Asset Divestiture (except for a transaction described in clause
  (g) of the definition of Exempt Long Distance Asset Divestiture) or (iii) effecting the Cellular Spin-off or any transaction permitted by Section
  8.10 hereof. The Company shall consult with each of the Buyers in good faith prior to undertaking any material action that would reasonably be viewed as outside the ordinary course of the Company's and its Subsidiaries' business.

    (b) The Company shall not redeem, repurchase or otherwise acquire, or permit any Subsidiary to redeem, repurchase or otherwise acquire, Voting Securities of the Company (including any securities convertible or exchangeable into such Voting Securities) in excess of Voting Securities representing 50% of the aggregate Votes of the Voting Securities of the Company as of the date hereof, except as required by the terms of the securities of the Company outstanding on the date hereof or as contemplated by any employee benefit plans.

    (c) The Company shall not amend or propose to amend the Articles or Bylaws in any manner that would adversely affect the consummation of the transactions contemplated by, or otherwise adversely affect the rights of the Buyers under, this Agreement, each Other Agreement, the Articles as proposed to be amended by the Amendment and the Bylaws as proposed to be amended by the Bylaws Amendment, nor shall it permit any of its Subsidiaries to amend or propose to amend the articles of incorporation or bylaws of any such Subsidiary, in any manner that would adversely affect the consummation of the transactions contemplated by, or otherwise adversely affect the rights of the Buyers under, this Agreement and each Other Agreement.

    (d) The Company shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company; provided that this Section 8.1(d) shall not prohibit the Company or any of its Subsidiaries from effecting any Exempt Asset Divestiture or any Exempt Long Distance Asset Divestiture (except for a transaction described in clause (g) of the definition of Exempt Long Distance Asset Divestiture).

    (e) Without limiting the foregoing, the Company shall not undertake any action or transaction described in Sections 4, 5 and 6(a) of the Class A Provisions.

  Section 8.2. Access and Information. Until the First Closing, the Company shall provide to the Buyers and their representatives upon reasonable notice, during mutually agreeable hours, full and complete access during normal business hours to its properties, personnel, books, records and Contracts and those of its Subsidiaries and shall furnish or make available all such information and documents relating to its properties and business and those of its Subsidiaries as the Buyers may reasonably request, unless and to the extent that, in connection with a Contract between the Company or any Subsidiary of the Company and any Governmental Authority, such Governmental Authority requires the Company or any of its Subsidiaries to restrict access to any properties or information reasonably related to such Contract on the basis of Applicable Law with respect to national security matters, and unless and to the extent that Applicable Law otherwise requires the Company to restrict FT's and DT's access to any properties or information, provided that any such investigation by the Buyers shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or any of its Subsidiaries; and the Company shall use its reasonable efforts to cause Ernst & Young or its successor to give to any independent public accountants engaged by the Buyers full access to its books, records and work papers relating to the Company and its Affiliates, subject to the execution by FT and DT of such agreement as the Company and Ernst & Young may reasonably request as a condition to such access. All confidential information provided to the Buyers pursuant to this Section will be subject to the Existing Confidentiality Agreement. Notwithstanding the foregoing, FT and DT may not have access to (a) information or documents subject to existing confidentiality restrictions with any third party without the approval of the third party, or (b) information or documents subject to attorney/client privilege.

  Section 8.3. No Solicitation, Etc. (a) Until the First Closing, neither the Company nor any of its Subsidiaries or Affiliates nor any of their respective officers, directors, employees, agents or representatives (including, without limitation, investment bankers, attorneys and accountants) shall, directly or indirectly, (i) solicit any proposal involving a transaction of the kind described in Section 8 of the Class A Provisions (an "Acquisition Proposal") or
(ii) enter into substantive negotiations with any third party in response to an Acquisition Proposal unless the Board of Directors determines in good faith that it is in the best interests of the Company's stockholders to engage in such substantive negotiations (after considering the benefits to the Company of the transactions contemplated by this Agreement and the Joint Venture Agreement and the potential impact of such negotiations on such transactions).

    (b) Until the First Closing, neither the Company nor any of its Subsidiaries or Affiliates nor any of their respective officers, directors, employees, agents or representatives (including, without limitation, investment bankers, attorneys and accountants) shall, directly or indirectly (i) solicit any proposal involving any commercial or other arrangements or relationships in nature and scope similar to the arrangements and relationships contemplated by this Agreement or the Joint Venture Agreement if inconsistent with the purposes and scope of this Agreement and the Joint Venture (an "Alternative Transaction"), (ii) disclose directly or indirectly any information not customarily disclosed publicly concerning its business and properties to, or afford any access to its properties, books and records to, any Person in connection with any possible Alternative Transaction or (iii) enter into substantive negotiations with any third party relating to an Alternative Transaction.

    (c) Until the approval by the stockholders of the Company of the Proposals shall have been obtained as contemplated by Section 8.4 hereof, if the Board of Directors or any committee thereof is notified during any meeting of the Board of Directors or such committee of substantive negotiations with respect to any transaction or action whose consummation would be prohibited by Section 8.1(e) hereof, the Company shall discontinue such negotiations, unless prior to such time the Company shall have notified each of FT and DT of its desire that such negotiations continue (and shall have provided each of FT and DT with a description in reasonable detail of the transaction or action that is the subject of such negotiations) and both FT and DT shall have failed to notify the Company of their disapproval of such negotiations within five Business Days after receipt by each of FT and DT of the Company's notice.

    (d) Until the First Closing, the Company shall notify each of FT and DT promptly if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any such information is requested, with respect to a potential Acquisition Proposal or an Alternative Transaction.

  Section 8.4. Stockholders Approval. Unless the Board of Directors determines in good faith, after receipt of written advice from the Company's outside counsel as to the nature and scope of the Directors' fiduciary duties, that it would be inconsistent with the Directors' fiduciary duties to the Company and to the Company's stockholders under Applicable Law not to withdraw or change such recommendation, the Board of Directors shall (a) as soon as practicable after the date hereof, in accordance with Applicable Law, take all steps necessary to call, give notice of, convene and hold a special meeting of its stockholders for the purpose of voting upon the Proposals (the "Stockholders' Meeting"), (b) recommend to the stockholders of the Company the adoption and approval of the Proposals and (c) use its reasonable efforts to obtain the necessary approvals by the Company's stockholders of the Proposals.

  Section 8.5. Proxy Statement Filings. (a) As promptly as practicable after the date hereof, the Company shall prepare and, after consultation with each of FT and DT, file the Proxy Statement with the SEC pursuant to the Exchange Act, and, after consultation with each of FT and DT, shall respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof, and at the earliest practical time shall mail such Proxy Statement to the stockholders entitled to vote at the Stockholders' Meeting.

  (b) If at any time after the mailing of the definitive Proxy Statement and prior to the Stockholders' Meeting any event should occur that results in the Proxy Statement containing an untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, or that otherwise should be described in an amendment or supplement to the Proxy Statement, the Company shall promptly notify the Buyers of the occurrence of such event and then promptly prepare, file and clear with the SEC and mail to the Company's stockholders each such amendment or supplement.

  Section 8.6. Use of Proceeds. The proceeds of the transactions contemplated herein may be used for the repayment of indebtedness, funding the Company's investment in the JV Entities and other corporate purposes as determined by the Board of Directors.

  Section 8.7. Advice of Changes. Until the First Closing, the Company shall promptly advise the Buyers orally and in writing of any change or event known to the Chief Executive Officer or any Executive Vice President of the Company which such Person in his reasonable good faith judgment believes has had or is likely to have, either individually or together with other changes or events, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

  Section 8.8. No Action Relating to Takeover Statutes; Applicability of Future Statutes and Regulations. The Company shall (a) take no action, by resolution of its Board of Directors or otherwise, to cause the Business Combination Statute or the provisions of the Kansas Control Share Acquisitions Statute to apply to FT, DT or their respective Affiliates by virtue of the transactions contemplated by this Agreement, any Other Agreement or the Amendment; and (b) use reasonable efforts to avoid (to the extent possible) the application of any "fair price," "moratorium," "control share acquisition," "business combination," "shareholder protection" or similar anti-takeover statute or regulation promulgated under Kansas law after the date hereof to FT, DT or their respective Affiliates by virtue of the transactions contemplated by this Agreement, any Other Agreement or the Amendment.

  Section 8.9. Spin-offs. (a) Prior to the Investment Completion Date, the Company shall not undertake any Spin-off, split-off or other distribution to any of its stockholders of equity interests of a Subsidiary of the Company other than the Cellular Spin-off prior to delivery of a Notice of Abandonment, provided that if the Company proposes to undertake a transaction described in the preceding sentence prior to the Investment Completion Date, the Parties shall negotiate in good faith a Spin-off Investment Agreement and any necessary or advisable modifications to this Agreement, the Stockholders' Agreement and the Amendment (or the Articles as amended by the Amendment; as the case may be) in connection with such transaction, and the Company shall be permitted, subject to the rights of the Class A Holders set forth in Section 7.10 of the Stockholders' Agreement, to undertake such transaction, only if the Parties are able to reach agreement regarding such modifications.

  (b) Between the Investment Completion Date and the earlier of the date of the Optional Shares Closing and 60 days after the Investment Completion Date, the Company shall not effect any Spin-off, split-off or other distribution to any of its stockholders of any equity interests of any Subsidiary of the Company.

  (c) Nothing in this Agreement, any Other Agreement or the Amendment shall prohibit the Company from effecting the Cellular Spin-off prior to delivery of the Notice of Abandonment.

  Section 8.10. Conduct of Business of Cellular. (a) Except (v) for the Cellular Spin-off, (w) for any financings or refinancings in contemplation of the Cellular Spin-off, (x) as set forth in the Schedule of Permitted Cellular Actions attached as Schedule C hereto, (y) as otherwise may be necessary to comply with an order, rule or other requirement of the FCC, or (z) as otherwise may be consented to in writing by the Buyers, until the earlier of (A) the occurrence of the Cellular Spin-off Date, and (B) the delivery of a Notice of
Abandonment:

    (i) The Company shall cause the business of Cellular to be conducted only in the ordinary course of business consistent with past practices (except for any internal reorganization of Cellular that the Company believes in good faith is appropriate in connection with the Cellular Spin-off), provided that nothing in this Agreement, the Other Agreements or the Amendment shall prohibit the Company from effecting any Acquisitions or Dispositions with respect to Cellular so long as the number of POPs of Cellular at the Cellular Spin-off Date do not vary by more than 10% from the number of POPs of Cellular at June 22, 1995.

    (ii) Neither the Company nor any of its Affiliates (other than Cellular and the Subsidiaries and Affiliates Controlled by Cellular) shall engage in any transaction (including, without limitation, the purchase, sale, transfer or exchange of assets or the rendering of any service) with Cellular that is to be performed, in whole or in part, after the Cellular Spin-off Date, except upon terms that following the Cellular Spin-off Date are no less favorable to the Company or such an Affiliate of the Company than those that might, in the good faith judgment of the Company, be obtained in an arms' length transaction at the time from Persons which are not the Company or such an Affiliate of the Company, other than transactions that individually and in the aggregate are immaterial to the value of Cellular, provided that the transactions between the Company and Cellular that are to be performed, in whole or in part, after the Cellular Spin-off Date (other than any transactions that individually and in the aggregate are immaterial to the value of Cellular) shall be approved by the Board of Directors.

    (iii) The Company shall not enter into any Cellular Guarantee in respect of any Cellular Liabilities other than guarantees of purchase money indebtedness or other non-financial indebtedness that, individually and in the aggregate, do not exceed $5 million. Cellular shall assume or retain all Cellular Liabilities incurred by the Company or its Subsidiaries in connection with the conduct of the business of Cellular prior to the Cellular Spin-off Date, other than (i) liabilities that are in the aggregate immaterial to the Company and to Cellular, and (ii) indebtedness for borrowed money, it being understood that the Company may establish the amount of indebtedness for borrowed money, if any, to be borne by Cellular in connection with the Cellular Spin-off.

    (iv) In connection with the Cellular Spin-off, the Company and Cellular shall enter into a Tax Sharing and Indemnification Agreement which will include, among other things, the following provisions: (i) in the event that the Cellular Spin-off fails to constitute a tax-free distribution under section 355 of the Code, Taxes resulting from such failure (including the liability of the Company or Cellular arising from Taxes imposed on shareholders of the Company to the extent any shareholders successfully seek recourse against the Company or Cellular on account of such failure) will be allocated between the Company and Cellular in such a manner as will take into account the extent to which each contributed to such failure, and the Company and Cellular will indemnify and hold harmless the other from and against the Taxes so allocated to the indemnifying party; (ii)(x) the Company will agree to be responsible for, and to indemnify and hold Cellular and the Cellular Affiliates harmless from and against, Taxes in an amount up to $25 million arising from the recognition of gain upon a distribution of Cellular Common Stock to non-U.S. persons pursuant to section 367(e) of the Code in connection with the Cellular Spin-off and from the transfer of assets and liabilities by the Company and the Sprint Affiliates to Cellular and the Cellular Affiliates in connection with the Cellular Spin-off, and (y) Cellular will agree to be responsible for, and to indemnify and hold the Company and the Sprint Affiliates harmless from and against, Taxes in excess of $25 million arising from such recognition of gain and such transfer of assets and liabilities as described in subclause (x) of this clause (ii); (iii) with respect to Taxes other than those to which clauses (i) and (ii) above apply, Cellular will agree to be responsible for, and to indemnify and hold the Company and the Sprint Affiliates harmless from and against, any liability for Taxes of or relating to Cellular or the Cellular Affiliates or their assets or the operation of their businesses for periods up to and including the Cellular Spin-off Date (including Taxes attributable to any deferred intercompany transactions or excess loss accounts that are recognized as a result of the Cellular Spin-off or any transfer of any asset or liability in connection therewith); and, (iv) with respect to Taxes other than those to which clauses (i), (ii) and (iii) above apply, the Company will agree to be responsible for, and to indemnify and hold Cellular and the Cellular Affiliates harmless from and against, any liability for Taxes of or relating to the Company or the Sprint Affiliates or their assets or the operation of their businesses (A) for periods up to and including the Cellular Spin-off Date, and (B) for periods after the Cellular Spin-off Date and imposed on Cellular or the Cellular Affiliates under section 1.1502-6 of the Treasury regulations or any comparable provision of any applicable state, local or foreign tax law. For purposes of this Section 8.10(a)(iv), the term "Cellular Affiliates" shall mean all direct and indirect parents and Subsidiaries, if any, of Cellular immediately after the Cellular Spin-off, and the term "Sprint Affiliates" shall mean all direct and indirect parents and Subsidiaries, if any, of the Company immediately after the Cellular Spin-off.

  (b) The Company shall not have any liability for any breach of any of the covenants or agreements set forth in this Section 8.10 if the Company shall have delivered a Notice of Abandonment.

                                   ARTICLE IX

                                OTHER AGREEMENTS

  Section 9.1. Information for Inclusion in the Proxy Statement. Each of FT and DT shall provide such information regarding itself and its Affiliates (including, without limitation, such information necessary to describe in sufficient detail the Control Share Acquisitions Plan) as may reasonably be requested by the

Company for inclusion in the Proxy Statement, and each of FT and DT will deliver as promptly as practicable after the date hereof to the Company an Acquiring Person Statement in compliance with Section 17-1291 of the Kansas Control Share Acquisitions Statute. The information provided by FT and DT for inclusion in the Proxy Statement and the information contained in the Acquiring Person Statement will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements, in the light of the circumstances under which they are made, not misleading. All statements included in the Proxy Statement relating to FT or DT shall be subject to the approval of FT and DT, such approval not to be unreasonably withheld. If, at any time after the mailing of the definitive Proxy Statement and prior to the Stockholders' Meeting, any event should occur that results in the information supplied by FT, DT or their respective Affiliates for inclusion in the Proxy Statement or the information contained in the Acquiring Person Statement containing an untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, FT and DT shall promptly notify the Company of the occurrence of such event.

  Section 9.2. Further Assurances. (a) Each Party shall (i) execute and deliver such additional instruments and other documents, and (ii) use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under Applicable Law to consummate the transactions contemplated hereby and by the Other Agreements and to satisfy the applicable conditions to closing hereunder.

  (b) Each of the Parties agrees to make all filings with Governmental Authorities required in connection with the transactions contemplated by this Agreement and the Other Agreements, including all filings necessary to obtain the Governmental Approvals described in Sections 3.1(a), (b), (c), (d), (e) and
(k) of this Agreement as promptly as practicable after the date of this Agreement and to use its reasonable efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents reasonably required to obtain such approvals and shall otherwise cooperate in all reasonable respects with the applicable Governmental Authorities to obtain any required Governmental Approvals in as expeditious a manner as possible.

  (c) Each of the Parties shall use its reasonable efforts to resolve such objections, if any, as any Governmental Authority may assert with respect to this Agreement and the Other Agreements and the transactions contemplated hereby and thereby under Applicable Laws, including requesting reconsideration (which may be initiated by the Party affected thereby or requested by any other Party) of any adverse ruling of any Governmental Authority and taking administrative appeals, if available and reasonably likely to result in a reversal of such adverse ruling. If any Proceeding is instituted by any Person challenging this Agreement, the Other Agreements or the transactions contemplated hereby or thereby, the Parties shall promptly consult with each other to determine the most appropriate response to such Proceeding and shall cooperate in all reasonable respects with any Party subject to any such Proceeding, provided that the decision whether to initiate, and the control of, any Proceeding involving any Party shall remain within the sole discretion of such Party.

  (d) FT shall comply, to the extent permitted by Applicable Law of France, with final and nonappealable discovery orders rendered by a court of competent jurisdiction as provided in Section 11.8 hereof or in any corresponding section of any Other Agreement, and shall take such reasonable action as appropriate in order to permit FT to so comply with such orders.

  (e) DT shall comply, to the extent permitted by Applicable Law of Germany, with final and nonappealable discovery orders rendered by a court of competent jurisdiction as provided in Section 11.8 hereof or in any corresponding section of any Other Agreement, and shall take such reasonable action as appropriate in order to permit DT to so comply with such orders.

  Section 9.3. Public Announcements. In addition to any obligations under the Standstill Agreement, the Parties shall use reasonable efforts to consult in good faith with each other with a view to agreeing upon any press release or public announcement relating to the transactions contemplated hereby or by the Other Agreements prior to the consummation thereof.

  Section 9.4. Notification. Each Party shall notify each other Party of the occurrence or nonoccurrence of any event known to a senior officer of such Party which in such Person's reasonable good faith judgment has caused or is likely to cause:

    (a) any covenant or agreement of such Party contained herein not to be performed or complied with in any material respect, or any condition set forth in Article III to become incapable of being fulfilled, in each case until the First Closing (except as provided in clauses (b), (c) and (d) below);

    (b) any covenant or agreement of such Party set forth in Section 2.2, 2.3 or 2.4 of this Agreement not to be performed or complied with in any material respect, or any condition set forth in Article IV to become incapable of being fulfilled, in each case until the relevant Article IV Closing;

    (c) any covenant or agreement of such Party set forth in Section 2.5 of this Agreement not to be performed or complied with in any material respect, or any condition set forth in Article V to become incapable of being fulfilled, in each case until the Optional Shares Closing; or

    (d) any covenant or agreement of such Party set forth in Sections 8.8, 9.2, 9.3, 11.2 or 11.12 of this Agreement not to be performed or complied with in any material respect, in each case for so long as shares of Class A Stock are outstanding;

provided that the delivery of any notice pursuant to this Section 9.4 will not cure such breach or noncompliance or limit or otherwise affect the remedies available hereunder to any Party, and provided, further, that, with respect to any representation or warranty, no Party shall have any liability for a breach of this Section 9.4, if the claim with respect to such breach is made at a time when the representation or warranty to which it relates does not continue to survive as provided in Section 11.1 hereof.

  Section 9.5. Brokers or Finders. (a) Other than Dillon, Read & Co. Inc., no Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee as a result of any action by the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement and the Other Agreements. The Company agrees to indemnify and hold harmless each of FT and DT from and against any and all claims, liabilities and obligations (including attorneys' fees (but not including the portion of any such fees determined pursuant to the German Fee Regulations) and disbursements of counsel) with respect to any such fees asserted by any Person as a result of any action by the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement and the Other Agreements.

  (b) Other than Goldman, Sachs & Co., no Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee as a result of any action by FT or any of its Affiliates in connection with the transactions contemplated by this Agreement and the Other Agreements. FT agrees to indemnify and hold the Company harmless from and against any and all claims, liabilities and obligations (including attorneys' fees and disbursements of counsel) with respect to any such fees asserted by any Person as a result of any actions by FT or its Affiliates in connection with the transactions contemplated by this Agreement and the Other Agreements.

  (c) Other than Goldman, Sachs & Co., no Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee as a result of any action by DT or any of its Affiliates in connection with the transactions contemplated by this Agreement and the Other Agreements. DT agrees to indemnify and hold the Company harmless from and against any and all claims, liabilities and obligations (including attorneys' fees and disbursements of counsel) with respect to any such fees asserted by any Person as a result of any actions by DT or its Affiliates in connection with the transactions contemplated by this Agreement and the Other Agreements.

  Section 9.6. Notice of Proposals Regarding Acquisition Transactions. Until the First Closing, each of FT and DT shall promptly notify the Company if any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, FT or DT or any of their respective Affiliates regarding any Acquisition Proposal involving the Company or any purchase of any of the shares of capital stock of the Company Beneficially Owned by FT, DT or any of their respective Affiliates (whether by way of a tender offer or exchange offer or otherwise).

  Section 9.7. Execution of Standstill Agreement. Concurrently with the execution of this Agreement, each Party shall execute the Standstill Agreement.

  Section 9.8. Confidentiality Agreements. As soon as reasonably practicable after the date hereof but prior to the Initial Issuance Date, the Parties shall negotiate in good faith to reach mutual agreement regarding the definitive terms and conditions of the FT Investor Confidentiality Agreement and the DT Investor Confidentiality Agreement.

  Section 9.9. Actions by FT and DT in Connection with the Cellular Spin-off. Upon the request of the Company, by notice given not fewer than ten Business Days prior to the planned date of the Cellular Spin-off, each of FT and DT shall represent and warrant to the Company that, to the best of their knowledge, on or prior to the Cellular Spin-off Date they do not have a plan to purchase Common Stock from any officer or director of the Company or from any shareholder of the Company owning more than one percent of the outstanding capital stock of the Company. The above representation and warranty shall survive until the applicable statute of limitations pursuant to the Code (including any extension thereof) for the taxable year of the Company including the Cellular Spin-off expires.

  Section 9.10. Adjustment Certificates. From time to time, at the request of FT or DT, the Company shall, within 20 Business Days of the date of the request therefor, deliver to each Class A Holder a certificate signed by a duly authorized officer of the Company setting forth any adjustment pursuant to the Class A Provisions or the Stockholders' Agreement, as the case may be, to the Adjusted Cellular Price, the Net Cellular Acquisition Amount, the Net Cellular Indebtedness, the Average Sprint Price, the Average Cellular Price, the Lower Threshold Sprint Price, the New Lower Threshold Sprint Price, the Upper Threshold Sprint Price, the New Upper Threshold Sprint Price, the Second Anniversary Threshold Sprint Price (as such term is defined in the Class A Provisions), the Target Price, the New Target Price, the Minimum Price, the New Minimum Price, the Maximum Price, the New Maximum Price, the Cellular Spin-off Reduction Factor, the Dividend Factor (as such term is defined in the Class A Provisions), the conversion ratio expressed in Section 3(c)(ii) of that portion of ARTICLE SIXTH entitled GENERAL PROVISIONS RELATING TO COMMON STOCK AND CLASS A STOCK, the Modified Lower Threshold (as such term is defined in the Class A Provisions), and the Modified New Lower Threshold (as such term is defined in the Articles), as the case may be, and showing in reasonable detail the facts upon which such adjustment or adjustments are based.

                                   ARTICLE X

                             TERM AND TERMINATION

  Section 10.1. Termination. (a) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Initial Issuance Date (whether before or after the Stockholders' Meeting):

    (i) by FT, DT or the Company, if the First Closing has not been consummated on or before February 15, 1996/1/ other than as a result of the failure of the Party seeking to terminate this Agreement to perform its obligations under this Agreement or the Other Agreements;

    (ii) by FT or DT:

      (1) upon the occurrence of a Change of Control,

      (2) if the Company or any of its Subsidiaries or Affiliates, or any of their respective officers, directors, employees, agents or representatives (including, without limitation, investment bankers, attorneys and accountants), undertakes any action prohibited by clause
    (b) of Section 8.3, unless prior to such time the Company shall have notified each of FT and DT of its desire that such Person or Persons undertake such action (and shall have provided each of FT and DT with a description in reasonable detail of the action proposed, the Person or Persons involved, and the transaction or proposal to which it relates) and both FT and DT shall have failed to notify the Company of their disapproval of such action within five Business Days after receipt by both FT and DT of the Company's notice,
--------

/1/ Pursuant to a letter agreement dated as of November 21, 1995, Sprint, FT and DT agreed to change this date from December 31,1995 to February 15, 1996.

      (3) until the approval of the Proposals by the stockholders of the Company shall have been obtained as contemplated by Section 8.4 hereof, if the Board of Directors or any committee thereof is notified during any meeting of the Board of Directors or any committee thereof of substantive negotiations with respect to any transaction or action whose consummation would be prohibited by Section 8.1(e) hereof, and the Board of Directors or such committee has not instructed that the Company discontinue such negotiations, unless prior to such time the Company shall have notified each of FT and DT of its desire that such negotiations continue (and shall have provided each of FT and DT with a description in reasonable detail of the transaction or action that is the subject of such negotiations) and both FT and DT shall have failed to notify the Company of their disapproval of such negotiations within five Business Days after receipt by both FT and DT of the Company's notice,

      (4) if the Board of Directors or any committee thereof is notified during any meeting of the Board of Directors or such committee of negotiations involving the Company and any Person relating to an Acquisition Proposal and the Board of Directors or such committee has not instructed that the Company discontinue such negotiations, unless prior to such time the Company shall have notified each of FT and DT of its desire that such negotiations continue (and shall have provided each of FT and DT with a description in reasonable detail of the scope and substance of the negotiations and the Acquisition Proposal to which they relate) and both FT and DT shall have failed to notify the Company of their disapproval of such negotiations within five Business Days after receipt by both FT and DT of the Company's notice,

      (5) if the Board of Directors shall have withdrawn or qualified or resolved to withdraw or qualify in any manner that is adverse to FT or DT, its recommendation or approval of the Proposals, provided, that for purposes of this clause (5) and clause (3) of Section 10.1(a)(iii), if the Board of Directors continues its recommendation and approval of the Proposals, but reflects in its recommendation additional information, inclusion of such additional information, in and of itself, shall not be deemed to be a qualification that is adverse to FT or DT,

      (6) if it has become impossible for any condition precedent to its obligations under this Agreement or the Other Agreements to be satisfied, provided that such condition precedent has become impossible to satisfy other than as a result of the failure of FT or DT to perform its obligations under this Agreement or the Other Agreements,

      (7) if there is a material breach by the Company of its representations and warranties contained in this Agreement and the Other Agreements, which breach is not cured within 30 days after written notice by FT or DT of such breach, or

      (8) if the stockholders of the Company fail to approve the Proposals by the requisite vote at the Stockholders' Meeting;

    (iii) by the Company:

      (1) if it has become impossible for any condition precedent to its obligations under this Agreement or the Other Agreements to be satisfied, provided that such condition precedent has become impossible to satisfy other than as a result of the failure of the Company to perform its obligations under this Agreement or the Other Agreements,

      (2) if there is a material breach by FT or DT of its representations and warranties contained in this Agreement and the Other Agreements, which breach is not cured within 30 days after written notice by the Company of such breach,

      (3) if, in accordance with Section 8.4 hereof, the Board of Directors of the Company fails to recommend or withdraws or qualifies its recommendation to the stockholders of the Proposals, or

      (4) if the stockholders of the Company fail to approve the Proposals by the requisite vote at the Stockholders' Meeting;

    (iv) by the Company, FT or DT, if the Joint Venture Agreement shall have been terminated in accordance with the terms thereof; or

    (v) by consent in writing of all of the Parties.

  (b) If this Agreement is terminated pursuant to Section 10.1(a), written notice thereof shall forthwith be given by the terminating Party to the other Parties hereto, and this Agreement shall terminate without further action by any of the Parties hereto. Any termination of this Agreement as provided herein shall be without prejudice to the rights of any Party hereto arising out of breach by any other Party of any representation, warranty, covenant or agreement contained in this Agreement. Notwithstanding any such termination, the provisions of Sections 10.1(b), 10.2, 11.8, 11.10 and 11.12 of this Agreement, the Existing Confidentiality Agreement and the Standstill Agreement shall survive such termination in accordance with their terms.

  Section 10.2. Reimbursement of Expenses. If this Agreement is terminated (a) pursuant to clauses (1), (2) or (4) of Section 10.1(a)(ii) or (b) pursuant to clause (5) of Section 10.1(a)(ii) if the Board of Directors shall have withdrawn or qualified or resolved to withdraw or qualify its recommendation or approval of the Proposals after receiving an Acquisition Proposal, in addition to any other remedies the Buyers may have hereunder, at law, in equity or otherwise, the Company shall promptly reimburse each of FT and DT for their actual reasonable out-of-pocket expenses (including attorneys' fees, but notwithstanding the foregoing, not including the portion of any fees determined pursuant to the Bundesgebuhrenordnung fur Rechtsanwalte vom 26. Juli 1957
(BGBl) I S. 907 (as it or any successor provision is from time to time in effect) (the "German Fee Regulations")) incurred by it relating to the transactions contemplated by this Agreement, the Other Agreements and the Joint Venture Documents up to a maximum aggregate amount of $15 million for each of FT and DT, as set forth on a certificate or certificates executed by an officer of each of FT and DT describing such expenses in reasonable detail.

                                  ARTICLE XI

                                 MISCELLANEOUS

  Section 11.1. Survival of Representations and Warranties. (a) The representations and warranties made by (i) the Company in Sections 6.1 through 6.4, the first two sentences of Section 6.5(a) and Section 6.6 (but, in the case of Section 6.6, only to the extent that a change described in such Section relates to a Material Adverse Effect on the Company and its Subsidiaries taken as a whole that existed on the Initial Issuance Date, but arose after the later of (x) the date of the end of the quarter covered by the last Quarterly Report on Form 10-Q of the Company filed prior to the Initial Issuance Date and (y) the date of the end of the year covered by the last Annual Report on Form 10-K of the Company filed prior to the Initial Issuance Date) of this Agreement, and
(ii) the Buyers in Sections 7.1 and 7.2 of this Agreement (the "Surviving Representations") will survive until the earlier to occur of (x) 15 months after the date of the First Closing and (y) 90 days after the publication of the results of the first full audit of the consolidated financial statements of the Company and its Subsidiaries by the Company's independent auditors following the First Closing, such financial statements to include a balance sheet and statements of income and cash flows as of a date following the Initial Issuance Date and to be prepared in accordance with GAAP applied on a consistent basis with the financial statements included in the SEC Documents. The Company shall have the right to cause its independent auditors to conduct such an audit at any time after the Initial Issuance Date. No action may be brought with respect to a breach of any Surviving Representation after such time unless, prior to such time, the Party seeking to bring such an action has notified the other Parties of such claim, specifying in reasonable detail the nature of the loss suffered. The representations and warranties provided in Sections 6.9 (as of the date hereof and as of the Initial Issuance Date) and 7.1(g) shall survive without limitation as to time, and the representation and warranty provided in Section 9.9 hereof shall survive for the time period provided therein. None of the other representations and warranties made by any Party in this Agreement or any Other Agreement or in any certificate or document delivered pursuant hereto or thereto prior to or on the Initial Issuance Date shall survive the First Closing. None of the representations and warranties made by any Party in this Agreement or any Other Agreement or in any certificate or document delivered pursuant hereto or thereto at the Optional Shares Closing or Article IV Closing shall survive such Optional Shares Closing or

Article IV Closing, as the case may be, provided that if any certificate or document delivered pursuant hereto, or any portion thereof, pertains to a Surviving Representation, such certificate or document, or such portion thereof, shall survive until the Surviving Representation to which it pertains shall no longer survive as provided herein.

  (b) The Buyers shall be entitled to recovery with respect to breaches of the Surviving Representations and to the representation and warranty provided in
Section 6.9 made by the Company pursuant to this Agreement (and in any certificate pertaining to any such representation) only if the aggregate amount of loss, liability or damage (including reasonable attorneys' fees (but not including the portion of any fees determined pursuant to the German Fee Regulations) and other costs and expenses) (collectively, "Damages") incurred or sustained by the Buyers arising from or relating to such breaches, in the aggregate, exceeds $100,000,000. The Company shall be entitled to recovery with respect to breach of the Surviving Representations and the representation and warranty provided in Section 9.9 made by the Buyers pursuant to this Agreement (and in any certificate pertaining to any such representation) only if the aggregate amount of Damages sustained by the Company arising from or relating to such breaches exceeds $100,000,000. The Company shall not incur any liability under the representation and warranty provided in Section 6.9 or under any certificate pertaining to such representation (even if the Company turns out in fact to be a U.S. real property holding corporation), provided that such representation and warranty is made to the best of the Company's knowledge and belief.

  Section 11.2. Assignment. No Party will assign this Agreement or any rights, interests or obligations hereunder, or delegate performance of any of its obligations hereunder, without the prior written consent of each other Party, provided that each of the Buyers may assign this Agreement, or part or all of its rights, interests or obligations hereunder, or delegate performance hereunder, to one or more Qualified Subsidiaries, in which case (i) such Buyer and such Qualified Subsidiary or Subsidiaries shall be jointly and severally liable for all of such Buyer's obligations hereunder, (ii) such Buyer shall act as agent for such Qualified Subsidiary in connection with the receipt or giving of any and all notices or approvals under this Agreement or the Other Agreements and the Articles as amended by the Amendment, and (iii) such Buyer shall not cause or permit any such Subsidiary to lose its status as a Qualified Subsidiary at any time when such Subsidiary owns Shares, and provided, further, that an assignment of the right to purchase Shares under this Agreement shall be permitted to be made to a Qualified Subsidiary or Qualified Subsidiaries only if each such Subsidiary is identified in the Acquiring Person Statement contemplated by Section 6.8 hereof and all information required by the Kansas Control Share Acquisitions Statute with respect to each such Subsidiary is included in such Acquiring Person Statement. Any assignment of this Agreement or any rights, interests or obligations hereunder to a Qualified Subsidiary made pursuant to this Section 11.2 shall be effective only if (a) the Buyers disclose to the Company the identity of the shareholders of such Qualified Subsidiary and (b) such Qualified Subsidiary agrees to be bound by the terms and conditions of (i) this Agreement and a Qualified Subsidiary Standstill Agreement, and (ii) if such assignment is made after the Initial Issuance Date, the Stockholders' Agreement, a Qualified Subsidiary Confidentiality Agreement and the Registration Rights Agreement upon the purchase by such Qualified Subsidiary of Class A Stock hereunder, in each case pursuant to an instrument of assumption substantially in the form of Exhibit K hereto, and such Qualified Subsidiary shall become a party to each such agreement assumed thereby.

  Section 11.3. Entire Agreement. This Agreement, including the Disclosure Schedules, the Exhibits attached hereto, and the Other Agreements embody the entire agreement and understanding of the Parties in respect of the subject matter contained herein, provided that this provision shall not abrogate (a) any other written agreement between the Parties executed simultaneously with this Agreement, (b) the letter agreement referred to in Section 11.4 hereof, or
(c) the understanding set forth in Item 1 of Schedule 2 to that certain memorandum dated June 22, 1995 among the Company, FT and DT. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter, except as so provided in the preceding sentence.

  Section 11.4. Expenses. Except as expressly otherwise provided in Section
10.2 of this Agreement and that certain letter agreement dated as of June 22, 1995 among the Company, FT and DT regarding expenses incurred in the translation of this Agreement and certain related documents to comply with the French Translation Law, each Party and each of its Affiliates will bear its own expenses (including the fees and expenses of any attorneys, accountants, investment bankers, brokers, or other Persons engaged by it) incurred in connection with the preparation, negotiation, authorization, execution and delivery hereof and each Other Agreement to which it or any of its Affiliates is a party, and the transactions contemplated hereby and thereby.

  Section 11.5. Waiver, Amendment, Etc. This Agreement may not be amended or supplemented, and, except to the extent permitted by Section 3.1(k) and with respect to any Burdensome Condition affecting a particular Party, no waivers of or consents to departures from the provisions hereof shall be effective, unless set forth in a writing signed by, and delivered to, all the Parties. No failure or delay of any Party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

  Section 11.6. Binding Agreement; No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the Parties and their successors (including, without limitation, any successor of FT in a privatization) and permitted assigns. Nothing expressed or implied herein is intended or will be construed to confer upon or to give to any third party any rights or remedies by virtue hereof. In the event of a reorganization of FT pursuant to, as a result of or in connection with, a privatization, the corporation or other entity formed to continue the business activities of FT shall assume the rights and obligations of FT under this Agreement and the Other Agreements.

  Section 11.7. Notices. All notices and other communications required or permitted by this Agreement shall be made in writing in the English language and any such notice or communication shall be deemed delivered when delivered in person, transmitted by telex or telecopier, or seven days after it has been sent by air mail, as follows:

    FT:

      6 place d'Alleray
      75505 Paris Cedex 15
      France
      Attn: Executive Vice President, International
      Tel: (33-1) 44-44-19-94
      Fax: (33-1) 46-54-53-69

    with a copy to:

      Debevoise & Plimpton
      875 Third Avenue
      New York, New York 10022
      U.S.A.
      Attn: Louis Begley, Esq.
      Tel: (212) 909-6273
      Fax: (212) 909-6836

    DT:

      Friedrich-Ebert-Allee 140
      D-53113 Bonn
      Germany
      Tel: 49-228-181-9000
      Fax: 49-228-181-8970
      Attn: Chief Executive Officer
    with a copy to:

      Mayer, Brown & Platt
      2000 Pennsylvania Avenue, N.W.
      Suite 6500
      Washington, D.C. 20006
      U.S.A.
      Attn: Werner Hein, Esq.
      Tel: (202) 778-8726
      Fax: (202) 861-0473

    Sprint:

      2330 Shawnee Mission
      Parkway, East Wing
      Westwood, Kansas 66205
      U.S.A.
      Attn: General Counsel
      Tel: (913) 624-8440
      Fax: (913) 624-8426

    with a copy to:

      King & Spalding
      191 Peachtree Street
      Atlanta, Georgia 30303
      U.S.A.
      Attn: Bruce N. Hawthorne, Esq.
      Tel: (404) 572-4903
      Fax: (404) 572-5146

The Parties shall promptly notify each other in the manner provided in this
Section 11.7 of any change in their respective addresses. A notice of change of address shall not be deemed to have been given until received by the addressee. Communications by telex or telecopier also shall be sent concurrently by mail, but shall in any event be effective as stated above.

  Section 11.8. GOVERNING LAW; DISPUTE RESOLUTION; EQUITABLE RELIEF. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW).

  (b) EACH PARTY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ITS OBLIGATIONS OR LIABILITIES UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT BY SUCH PARTY ONLY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, IN THE EVENT (BUT ONLY IN THE EVENT) SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH ACTION, SUIT OR PROCEEDING, IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE CITY OF NEW YORK, AND EACH PARTY HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO THE JURISDICTION OF EACH OF THE AFORESAID COURTS IN PERSONAM, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, CLAIMS FOR INTERIM RELIEF, COUNTERCLAIMS, ACTIONS WITH MULTIPLE DEFENDANTS AND ACTIONS IN WHICH SUCH PARTY IS IMPLIED). EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL IN ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

  (c) EACH OF FT AND DT HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM (IN SUCH CAPACITY, THE "PROCESS AGENT"), WITH AN OFFICE AT 1633 BROADWAY, NEW YORK, NEW YORK, 10019 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT AND THE OTHER AGREEMENTS, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT, PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO FT AND DT IN THE MANNER PROVIDED IN SECTION 11.7. FT AND DT SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT FT AND DT WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN NEW YORK, NEW YORK. IN THE EVENT OF THE TRANSFER OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS AND BUSINESS OF THE PROCESS AGENT TO ANY OTHER CORPORATION BY CONSOLIDATION, MERGER, SALE OF ASSETS OR OTHERWISE, SUCH OTHER CORPORATION SHALL BE SUBSTITUTED HEREUNDER FOR THE PROCESS AGENT WITH THE SAME EFFECT AS IF NAMED HEREIN IN PLACE OF CT CORPORATION SYSTEM. EACH OF FT AND DT FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED AIRMAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THIS AGREEMENT, SUCH SERVICE OF PROCESS TO BE EFFECTIVE UPON ACKNOWLEDGMENT OF RECEIPT OF SUCH REGISTERED MAIL. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. EACH OF FT AND DT EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA.

  (d) EACH PARTY AGREES THAT MONEY DAMAGES WOULD NOT BE A SUFFICIENT REMEDY FOR THE OTHER PARTIES FOR ANY BREACH OF THIS AGREEMENT BY IT, AND THAT IN ADDITION TO ALL OTHER REMEDIES THE OTHER PARTIES MAY HAVE, THEY SHALL BE ENTITLED TO SPECIFIC PERFORMANCE AND TO INJUNCTIVE OR OTHER EQUITABLE RELIEF AS A REMEDY FOR ANY SUCH BREACH. EACH PARTY AGREES NOT TO OPPOSE THE GRANTING OF SUCH RELIEF IN THE EVENT A COURT DETERMINES THAT SUCH A BREACH HAS OCCURRED, AND TO WAIVE ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND IN CONNECTION WITH SUCH REMEDY.

  Section 11.9. Severability. The invalidity or unenforceability of any provision hereof in any jurisdiction will not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. To the extent permitted by Applicable Law, each Party waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to the extent possible.

  Section 11.10. Translation. (a) The Parties have negotiated both this Agreement and the Memorandum of Understanding, dated June 14, 1994 (the "MOU"), among each of the Parties, in the English language, and have prepared successive drafts and the definitive texts of the MOU and this Agreement in the English language. For purposes of complying with the French Translation Law, the Parties have prepared a French version of this Agreement, which French version was executed and delivered simultaneously with the execution and delivery of the English version hereof, such English version having likewise been executed and delivered. The Parties deem the French and English versions of this Agreement to be equally authoritative.

  (b) The Parties acknowledge that the Amendment, the Bylaws Amendment, the Qualified Stock Purchaser Standstill Agreement (as such term is defined in the Stockholders' Agreement), the Company Stock Payment Notes (as such term is defined in the Stockholders' Agreement) and the Company Eligible Notes (as such term is defined in the Stockholders' Agreement), and any draft forms thereof, are not required to be translated into the French language to comply with the French Translation Law.

  Section 11.11. Table of Contents; Headings; Counterparts. The table of contents and the headings in this Agreement are for convenience of reference only and will not affect the construction of any provisions hereof. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same Agreement.

  Section 11.12. Waiver of Immunity. Each of FT and DT agrees that, to the extent that it or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise based upon its status as an agency or instrumentality of government from any legal action, suit or proceeding or from set off or counterclaim relating to this Agreement from the jurisdiction of any competent court described in Section 11.8, from service of process, from attachment prior to judgment, from attachment in aid of execution of a judgment, from execution pursuant to a judgment or arbitral award, or from any other legal process in any jurisdiction, it, for itself and its property expressly, irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity with respect to such matters arising with respect to this Agreement or the subject matter hereof (including any obligation for the payment of money). Each of FT and DT agrees that the waiver in this provision is irrevocable and is not subject to withdrawal in any jurisdiction or under any statute, including the Foreign Sovereign Immunities Act, 28 U.S.C. (P)1602 et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against FT or DT with respect to this Agreement.

  Section 11.13. Continuing Director Approval. Where Continuing Director approval is otherwise explicitly required under this Agreement with respect to a transaction or determination on the part of the Company, such approval shall not be required if (a) the Fair Price Provisions have been deleted in their entirety, (b) the Fair Price Provisions have been modified so as explicitly not to apply to any Class A Holder, or they have been modified in a manner reasonably satisfactory to FT and DT so as explicitly not to apply to any transactions with any Class A Holder contemplated by this Agreement, the Stockholders' Agreement or the Other Investment Documents (as such term is defined in the Stockholders' Agreement) or the Articles as amended by the Amendment, (c) the transaction in question is not a "Business Combination" within the meaning of the Fair Price Provisions, or (d) the Class A Holder that is a party to the transaction, along with its Affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on October 1, 1982) and Associates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on October 1, 1982), is not an "Interested Stockholder" or an "Affiliate" of an "Interested Stockholder" within the meaning of the Fair Price Provisions. Where this Agreement provides that Continuing Director approval is explicitly required to undertake a transaction or make a determination on the part of the Company, the Company shall not undertake such transaction or make such determination unless it first delivers a certificate, signed by a duly authorized officer of the Company, to each of FT and DT certifying that such approval either has been obtained or is not required as set forth in the preceding sentence, and FT and DT shall be entitled to rely on such certificate.

  Section 11.14. Currency. All amounts payable under this Agreement and the Other Agreements shall be payable in U.S. dollars.

  In Witness Whereof, the Parties have caused this Agreement to be duly executed as of the date first above written.


                                          Sprint Corporation

                                                      /s/ W. T. Esrey
                                          By: _________________________________
                                            Name: William T. Esrey
                                            Title: Chairman and Chief
                                            Executive Officer

                                          France Telecom

                                                   /s/ Charles Rozmaryn
                                          By: _________________________________
                                            Name: Charles Rozmaryn
                                            Title: Directeur General

                                          Deutsche Telekom AG

                                                      /s/ Ron Sommer
                                          By: _________________________________
                                            Name: Dr. Ron Sommer
                                            Title: Vorsitzender des Vorstandes

                                                                  CONFIDENTIAL
                                                                  ------------

                              SPRINT CORPORATION
                             2330 Shawnee Mission
                              Parkway, East Wing
                            Westwood, Kansas 66205
                                    U.S.A.

                                                       As of November 21, 1995



FRANCE TELECOM
6 place d'Alleray
75505 Paris Cedex 15
France

DEUTSCHE TELEKOM AG
Godesberger Allee 107B
D-53175 Bonn
Germany

     Re: Investment Agreement, dated as of July 31, 1995, among Sprint Corporation, France Telecom and Deutsche Telekom AG

Gentlemen:

     Reference is made to the Investment Agreement, dated as of July 31, 1995 (the "Investment Agreement"), among Sprint Corporation ("Sprint"), France Telecom ("FT") and Deutsche Telekom AG ("DT"). Capitalized terms used without definition herein shall have the meanings set forth in the Investment Agreement.

     Each of Sprint, FT and DT hereby agrees as follows:

         1. Paragraph (i) of Section 10.1(a) of the Investment Agreement is hereby amended to delete therefrom the terms "December 31, 1995" and to insert in lieu thereof the terms "February 15, 1996".

         2. This letter shall not constitute a waiver or amendment of any other provision of the Investment Agreement not explicitly waived or amended hereby. The provisions of the Investment Agreement are and shall remain in full force and effect as amended hereby.

         3. This letter shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

         4. The Parties have negotiated this letter in the English language, and have prepared successive drafts and the definitive texts of this letter in the English language. For purposes of complying with the French Translation Law, the Parties have prepared a French version of this letter, which French version was executed and delivered simultaneously with the execution and delivery of the English version hereof, such English version having likewise been executed and delivered. The Parties deem the French and English versions of this letter to be equally authoritative.

     Please acknowledge the foregoing agreement by signing this letter agreement in the space provided below and returning one copy to each of the undersigned. This letter agreement may be executed in counterparts, which together shall constitute one and the same instrument.

                                     Very truly yours,

                                     SPRINT CORPORATION



                                     By:  /s/ W.T. Esrey
                                        -------------------------------
                                     Name: W.T. Esrey
                                     Title: Chairman

Agreed as of the date
first above written.

FRANCE TELECOM

By:  /s/ Michel Bon
    ---------------------------
Name: Michel Bon
Title: Vice President


DEUTSCHE TELEKOM AG



By:  /s/ Dr. Ron Sommer
    ---------------------------
Name: Dr. Ron Sommer
Title: Vorsitzender des Vorstandes


By:  /s/ Dr. Gead Tenzer
    ---------------------------
Name: Gead Tenzer
Title: Mitglied des Vorstandes